Exhibit 4.4

Cal-Maine Foods, Inc. KSOP, as amended and restated, effective April 1, 2012

CAL-MAINE FOODS, INC.

KSOP

AMENDED AND RESTATED

EFFECTIVE

APRIL 1, 2012

CAL-MAINE FOODS, INC.

KSOP

Cal-Maine Foods, Inc., a corporation with principal offices in the State of Mississippi, established the Cal-Maine Foods, Inc. Employee Stock Ownership Plan to provide benefits to those of its Employees and the Employees of its affiliates who were eligible to participate as provided therein effective May 1, 1976. The Plan was amended and restated April 1, 1991, January 1, 1994, January 1, 2001 and January 1, 2008 to comply with then current law. Cal-Maine Foods, Inc. established the Cal-Maine Foods, Inc. Savings and Investment Plan, effective March 1, 1985.

Cal-Maine Foods, Inc. hereby again amends and completely restates the Plan effective April 1, 2012, to incorporate provisions of subsequent legislation and Internal Revenue Service regulations. The Cal-Maine Foods, Inc. Employee Stock Ownership Plan and the Cal-Maine Foods, Inc. Savings and Investment Plan are being merged to form the Cal-Maine Foods, Inc. KSOP, which is a combination employee stock ownership plan and 401(k) plan which meets the requirements of Section 407(d)(6) of the Employee Retirement Income Security Act of 1974 (ERISA) and Section 4975(e)(7) of the Internal Revenue Code of 1986, as amended. The ESOP portion of the Plan is designed to be invested primarily in Company Stock and Qualifying Employer Securities and consists solely of the assets of the Plan invested in Company Stock and Qualifying Employer Securities. The non-ESOP portion of the Plan is intended to meet the requirements of Section 401(a) of the Internal Revenue Code of 1986, as amended, including a cash or deferred arrangement intended to qualify under Section 401(k) of the Internal Revenue Code of 1986, as amended. The amended and restated Plan is effective, subject to receipt of an Internal Revenue Service determination that the Plan as amended and restated meets all applicable requirements of Section 401(a) of the Code (as defined in subsection l(g)), that employer contributions thereto remain deductible under Section 404 of the Code and that the fund maintained with respect thereto is tax exempt under Section 501(a) of the Code.

1.           DEFINITIONS

(a)          “ACCOUNT” shall mean on any date of determination the value of a Member’s share of the Fund.

(i)          “VOLUNTARY POST-TAX ACCOUNT” shall mean the portion of the Member’s Account derived from the Member’s voluntary nondeductible contributions under subsection 4(j) made prior to April 1, 1991.

(ii)         “ROLLOVER ACCOUNT” shall mean the portion of the Member’s Account derived from amounts transferred to the Fund under subsection 4(h).

(iii) “COMPANY STOCK ACCOUNTS” shall mean the portion of the Member’s Account derived from Participating Company contributions under subsection 4(a) and from Safe Harbor Non-Elective Contributions which are invested in shares of Company Stock and Qualifying Employer Securities. Effective April 1, 2012, a Member may have additional Company Stock Accounts, depending on the nature of the contributions made on behalf of that Member that are invested in shares of Company Stock and Qualifying Employer Securities, with the types of additional Company Stock Accounts being described in Section 19(f).

(iv) “NON-COMPANY STOCK ACCOUNTS” shall mean the portion of a Member’s Account derived from Participating Company contributions under subsection 4(a) and any matching Participating Company contributions made prior to April 1, 1991, which is invested in investments other than shares of Company Stock or Qualifying Employer Securities. Effective April 1, 2012, a Member may have additional Non-Company Stock Accounts depending on the nature of the contributions made on behalf of the Member, with the types of additional Member Non-Company Stock Accounts being described in Section 19(f).

(b)          “ADMINISTRATIVE COMMITTEE” or “COMMITTEE” shall mean the individual or group of individuals designated pursuant to subsection 2(b) to control and manage the operation and administration of the Plan to the extent set forth herein.

(c)          “ADMINISTRATOR” or “PLAN ADMINISTRATOR” shall mean the Company.

(d)          “ANNUAL ADDITIONS” shall mean the sum for any Limitation Year of (i) employer contributions, (ii) employee contributions, (iii) forfeitures and (iv) amounts described in Sections 415(l)(1) and 419A(d) (2) of the Code, which are allocated to the account of a Member under the terms of a plan subject to Section 415 of the Code. “Annual Additions” shall include excess contributions as defined in Section 401(k)(8)(B) of the Code, excess aggregate contributions as defined in Section 401(m)(6)(B) of the Code and excess deferrals as described in Section 402(g) of the Code, regardless of whether such amounts are distributed or forfeited. “Annual Additions” shall not include the contributions made under subsection 4(h) of the Company.

(e)          “BOARD OF DIRECTORS” shall mean the Board of Directors of the Company.

(f)          “BREAK IN SERVICE” shall mean a consecutive twelve-month computation period specified in the Plan in which an Employee is credited with not more than 500 Hours of Service.

(g)          “CODE” shall mean the Internal Revenue Code of 1986, and the same as may be amended from time to time.

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(h)          “COMPANY” shall mean Cal-Maine Foods, Inc., a Delaware corporation, with principal offices in the State of Mississippi.

(i)          “COMPANY STOCK” shall mean shares of any class of capital stock issued by the Company (or by a corporation which is a member of the same controlled group of corporations, which includes the Company, as that term is defined in Code Section 409(l)(4) which constitute “employer securities” under Section 4975(e)(8) of the Code).

(j)          “COMPENSATION” shall mean the total Code § 3401(a) Wages paid to an Employee for purposes of income tax withholding at the source, but determined without regard to any rules that limit the remuneration included in wages based on the nature or the location of the employment or the services performed, after the date the Employee becomes a Member in the Plan, by a Participating Company in a Plan Year. In addition, Compensation shall also include Elective Deferrals. Elective Deferrals include amounts excludable from the Employee’s gross income under Code Sections 125, 132(f)(4), 402(e)(3), 408(h)(2), 403(b), 408(p), or 457.

The annual compensation of each Member taken into account in determining allocations for any Plan Year shall not exceed the dollar limitation in effect under Section 401(a)(17), as adjusted for cost-of-living increases in accordance with Section 401(a)(17)(B) of the Code. Annual compensation means Compensation paid during the Plan Year or such other consecutive 12-month period over which Compensation is otherwise determined under the Plan (the determination period). The cost-of-living adjustment in effect for a calendar year applies to annual compensation for the determination period that begins with or within such calendar year.

If a Plan Year consists of fewer than 12 months the annual compensation limit is an amount equal to the otherwise applicable annual compensation limit multiplied by a fraction, the numerator of which is the number of months in the short determination period, and the denominator of which is 12.

Compensation for purposes of allocations (hereinafter referred to as Plan Compensation) shall be adjusted, in the same manner as 415 Compensation pursuant to Section 5(a) of the Plan, except in Section 5(d), the term “limitation year” shall be replaced with the term “plan year” and the term “415 Compensation” shall be replaced with the term “Plan Compensation.”

(k)          “DISABILITY” shall mean an illness or injury of a potentially permanent nature, expected to last for a continuous period of not less than 12 months, certified by a physician selected by or satisfactory to the Company, which prevents the Member from engaging in any occupation for wage or profit for which the Member is reasonably fitted by training, education or experience.

(l)          “EFFECTIVE DATE” of this amendment, restatement and plan merger shall mean April 1, 2012, except as otherwise specifically stated in this amendment and restatement. The original Effective Date of this Plan shall mean May 1, 1976.

(m)          “EMPLOYEE” shall mean each and every person employed by a Participating Company or a Related Entity if such individual is treated as a common law employee by a Participating Company or Related Entity for purposes of employment taxes and wage withholding for federal income taxes. If a person is not considered to be an Employee of a Participating Company or Related Entity in accordance with the preceding sentence for a Plan Year, a subsequent determination by a Participating Company, a Related Entity, any governmental agency or court that the person is a common law employee of the Participating Company or Related Entity, even if such determination is applicable to prior years, will not have a retroactive effect for eligibility to participate in the Plan. The term “Employee” shall also include a person who is a “leased employee” with respect to the Participating Company or Related Entity. However, no person who is a “leased employee” shall be eligible to participate in the Plan. “Leased employee” shall mean any person who is not an Employee but who provides services to the Participating Company or Related Entity if:

(i)          such services are provided pursuant to an agreement between the Participating Company or Related Entity and any leasing organization;

(ii)         such person has performed services for the Participating Company or Related Entity (or for the Participating Company or Related Entity and any related person within the meaning of Section 414(n)(6) of the Code) on a substantially full-time basis for a period of at least one (1) year; and

(iii)        such services are performed under the primary direction or control of the Participating Company or Related Entity.

A “leased employee” shall be treated as an Employee of the Participating Company or Related Entity; however, contributions or benefits provided by the leasing organization which are attributable to services performed for the Participating Company or Related Entity shall be treated as provided by the Participating Company or Related Entity. A “leased employee” shall not be treated as an Employee if such “leased employee” is covered by a money purchase pension plan of the leasing organization, and the number of leased employees does not constitute more than twenty percent (20%) of the Participating Company or Related Entity’s Non-Highly Compensated work force as defined by Section 414(n)(5)(C) of the Code. The money purchase pension plan of the leasing organization must provide benefits equal to or greater than: (1) a non-integrated employer contribution rate of at least ten percent (10%) of compensation, (2) immediate participation, and (3) full and immediate vesting.

(n)          “ENTRY DATE” shall mean the first day of each Plan Year and the first day of the fourth, seventh and tenth months of the Plan Year.

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(o)          “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended, and the same as may be amended from time to time.

(p)          “FAMILY MEMBER”, as defined in Code Section 414(q)(6)(B) shall mean the spouse, lineal ascendants and descendants and the spouses of such lineal ascendants or descendants, of either a 5% owner of the Employer as defined in Section 416(i) of the Code, or one of the top ten paid Employees of the Employer.

(q)          “FIDUCIARY” shall mean a person who, with respect to the Plan, (i) exercises any discretionary authority or discretionary control respecting management of the Plan or exercises any authority or control with respect to management or disposition of the Plan’s assets, (ii) renders investment advice for a fee or other compensation, direct or indirect, with respect to any monies or other property of the Plan, or has any authority or responsibility to do so, or (iii) has any discretionary authority or discretionary responsibility in the administration of the Plan.

(r)          “FUND” shall mean the assets of the Plan. All Investment Categories shall be part of the Fund.

(s)          “HIGHLY COMPENSATED EMPLOYEE” includes Highly Compensated active Employees and Highly Compensated former Employees. The term highly compensated employee means any employee who: (1) was a 5% owner at any time during the year or the preceding year, or (2) for the preceding year had Compensation from the Company in excess of $80,000. The $80,000 amount is adjusted at the same time and in the same manner as under Section 415(d), except that the base period is the calendar quarter ending September 30, 1996.

For this purpose, the applicable year of the plan for which a determination is being made is called a determination year and the preceding 12-month period is called a look-back year.

A highly compensated former employee is based on the rules applicable to determining highly compensated employee status as in effect for that determination year, in accordance with Section 1.414(q)-1T, A-4 of the temporary Income Tax Regulations and Notice 97-45.

In determining whether an employee is a highly compensated employee for years beginning in 1997, the amendments to Section 414(q) stated above are treated as having been in effect for years beginning in 1996.

(t)          “HOUR OF SERVICE”

(i)          GENERAL RULE. “Hour of Service” shall mean each hour (A) for which an Employee is directly or indirectly paid, or entitled to payment, by a Participating Company or a Related Entity for the performance of duties or (B) for which back pay, irrespective of mitigation of damages, has been either awarded or agreed to by a Participating Company or a Related Entity. These hours shall be credited to the Employee for the period or periods in which the duties were performed or to which the award or agreement pertains irrespective of when payment is made. The same hours shall not be credited under both (A) and (B) above.

(ii)         PAID ABSENCES. An Employee shall also be credited with one Hour of Service for each hour for which the Employee is directly or indirectly paid, or entitled to payment, by a Participating Company or a Related Entity on account of a period during which no duties are performed due to vacation, holiday, illness, incapacity, disability, layoff, jury duty or authorized leave of absence for a period not exceeding one year for any reason in accordance with a uniform policy established by the Committee; provided, however, not more than 501 Hours of Service shall be credited to an Employee under this sentence on account of any single, continuous period during which the Employee performs no duties and provided, further, that no credit shall be given if payment (A) is made or due under a plan maintained solely for the purpose of complying with applicable workmen’s compensation, unemployment compensation or disability insurance laws or (B) is made solely to reimburse an Employee for medical or medically related expenses incurred by the Employee.

(iii)        MATERNITY/PATERNITY. An Employee shall also be credited with one Hour of Service for each hour that otherwise would normally have been credited to the Employee but during which such Employee is absent from work for any period (A) by reason of the Employee’s pregnancy, (B) by reason of the birth of the Employee’s child, (C) by reason of the placement of a child with such Employee in connection with an adoption of such child by the Employee or (D) for purposes of caring for a child for a period beginning immediately following birth or placement, provided that an Employee shall be credited with no more than 501 Hours of Service on account of any single continuous period of absence by reason of any such pregnancy, birth or placement and provided further that Hours of Service credited to an individual on account of such a period of absence shall be credited only for the Break in Service computation period in which such absence begins if an Employee would otherwise fail to be credited with 501 or more Hours of Service in such period or, in any other case, in the immediately following computation period.

(iv)        MILITARY. An Employee shall also be credited with one Hour of Service for each hour during which the Employee is absent on active duty in the military service of the United States under leave of absence granted by a Participating Company or absence granted by a Participating Company or a Related Entity or when required by law, provided he returns to employment with a Participating Company or a Related Entity within 90 days after his release from active duty or within such longer period during which his right to reemployment is protected by law.

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(v)         MISCELLANEOUS. For purposes of this subsection, the regulations issued by the Secretary of Labor at 29 CFR 2530.200b-2(b) and (c) are incorporated by reference. Nothing herein shall be construed as denying an Employee credit for an “Hour of Service” if credit is required by separate federal law.

(vi)        EQUIVALENCY. If, for Plan purposes, an Employee’s records are kept on other than an hourly basis as described above, the Committee shall use a weekly equivalency method. For each Employee with at least one Hour of Service during any such weekly equivalency period, the Committee shall credit the Employee with 45 Hours of Service for each weekly equivalency period.

(vii)       MILITARY LEAVE. Hour of Service also includes any service the Plan must credit for contributions and benefits in order to satisfy the crediting of service requirements of Code Section 414(u). The provisions of this Section 1(t)(vii) apply beginning December 12, 1994.

(u)          “INVESTMENT CATEGORY” shall mean any separate investment fund which is made available under the terms of the Plan.

(v)         “INVESTMENT MANAGER” shall mean any Fiduciary who;

(i)          has the power to manage, acquire, or dispose of any asset of the Plan:

(ii)         is:

(A)         registered as an investment adviser under the Investment Advisers Act of 1940;

(B)         a bank, as defined in that Act; or

(C)         an insurance company qualified to perform services described in subsection 1(v)(i) above under the laws of more than one state; and

(iii)        has acknowledged in writing that he is a Fiduciary with respect to the Plan.

(w)          “LIMITATION YEAR” shall mean the consecutive twelve-month period commencing on January 1st and ending on December 31st.

(x)          “MEMBER” shall mean each and every Employee of a Participating Company who satisfies the requirements for participation under Section 3 hereof or who has an Account held under the Plan.

(y)          “NORMAL RETIREMENT DATE” shall mean the date on which a Member attains age 65.

(z)          “PARTICIPATING COMPANY” shall mean any Related Entity with respect to the Company which adopts this Plan pursuant to Section 16. The term shall also include the Company, unless the context otherwise requires.

(aa)         “PLAN” shall mean the Cal-Maine Foods, Inc. KSOP as set forth herein as of the Effective Date and the same as may be amended from time to time. The ESOP portion of the Plan consists solely of assets of the Plan invested in Company Stock and Qualifying Employer Employer Securities. The Non-ESOP portion of the Plan consists of all other assets of the Plan.

(bb)         “PLAN YEAR” shall mean the consecutive twelve-month period commencing on January lst and ending on December 31st.

(cc)         “RELATED ENTITY” shall mean (i) all corporations which are members with a Participating Company in a controlled group of corporations within the meaning of Section 1563(a) of the Code, determined without regard to Sections 1563(a)(4) and (e)(3)(c) of the Code, (ii) all trades or businesses (whether or not incorporated) which are under common control with a Participating Company as determined by regulations promulgated under Section 414(c) of the Code, (iii) all trades or businesses which are members of an affiliated service group with a Participating Company within the meaning of Section 414(m) of the Code and (iv) any other entity required to be aggregated with a Participating Company in accordance with regulations under Section 414(o) of the Code; provided, however, for purposes of Section 5, the definition shall be modified to substitute the phrase “more than 50% for the phrase “at least 80% each place it appears in Section 1563(a)(1) of the Code. Furthermore, for purposes of crediting Hours of Service for eligibility to participate and vesting, Service performed as a leased employee, within the meaning of Section 414(n) of the Code, of a Participating Company or a Related Entity shall be treated as Service performed for a Participating Company or a Related Entity. An entity is a Related Entity only during those periods in which it is included in a category described in this subsection.

(dd)         “SERVICE CENTER” means the SunTrust Benefits Service Center (or the Service Center of any subsequent Trustee), which is available for Members to use to make their Salary Reduction Contributions, investment elections and modifications, diversification elections, to request in-service withdrawals and loans, and to request distributions after termination of employment.

(ee)         “TRUST AGREEMENT” shall mean the agreement between the Company and the Trustee under which the Fund is held.

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(ff)         “TRUSTEE” shall mean such person, persons or corporate fiduciary designated pursuant to subsection 6(a) to manage and control the Fund pursuant to the terms of the Plan and the Trust Agreement.

(gg)         “VALUATION DATE” shall mean each business day during the Plan Year when the New York Stock Exchange is open for trading, as of which the Trustee will determine the value of the Trust Fund and of each Account and will make allocations to Accounts as provided in Section 4.

(hh)         “YEAR OF SERVICE” shall mean a consecutive twelve-month computation period specified in the Plan in which an Employee is credited with at least 1,000 Hours of Service, including such periods prior to the Effective Date. An employee of an entity that becomes a Related Entity to the Employer shall receive credit for Years of Service with such entity prior to its becoming a Related Entity for purposes of eligibility. Any employee of BENTON COUNTY FOODS, LLC who was employed on July 1, 2007, shall receive credit for Years of Service with George’s, Inc., for purposes of eligibility. Any employee of Green Forest Foods, LLC who was employed on June 1, 2007 by Cal-Maine Foods, Inc. shall receive credit for years of service with Green Forest Foods, LLC, for purposes of eligibility.

(ii)         “QUALIFYING EMPLOYER SECURITIES” shall mean shares of any class of stock, preferred or common, voting or non-voting, which are issued by the Employer or a related entity and which are Qualifying Employer Securities as defined in Section 407(d) of ERISA (including marketable obligations as defined in Section 407(e) of ERISA), other than stock which is treated as Company Stock as defined in Section 1(i) of the Plan.

2.           ADMINISTRATION OF THE PLAN

(a)          ERISA REPORTING AND DISCLOSURE BY ADMINISTRATOR. The Administrator shall file all reports and distribute to Members and beneficiaries reports and other information required under ERISA and the Code.

(b)          COMMITTEE. The Company, through its Board of Directors, shall designate an Administrative Committee which shall have the authority to control and manage the operation and administration of the Plan. If the Committee consists of more than two members, it shall act by majority vote. The Committee may (i) delegate all or a portion of the responsibilities of controlling and managing the operation and administration of the Plan to one or more persons and (ii) appoint agents, investment advisers, counsel, or other representatives to render advice with regard to any of its responsibilities under the Plan. The Board of Directors may remove, with or without cause, the Committee or any Committee member. The Committee may remove, with or without cause, any delegate or adviser designated by it.

(c)          MULTIPLE CAPACITIES. Any person may serve in more than one fiduciary capacity (including service both as Trustee and Committee member).

(d)          COMMITTEE POWERS. The responsibility to control and manage the operation and administration of the Plan shall include, but shall not be limited to, the performance of the following acts:

(i)          the filing of all reports required of the Plan, other than those which are the responsibility of the Administrator;

(ii)         the distribution to Members and beneficiaries of all reports and other information required of the Plan, other than reports and information required to be distributed by the Administrator;

(iii)        the keeping of complete records of the administration of the Plan;

(iv)        the promulgation of rules and regulations for the administration of the Plan consistent with the terms and provisions of the Plan; and

(v)         the interpretation of the Plan including the determination of any questions of fact arising under the Plan and the making of all decisions required by the Plan. The Committee’s interpretation of the Plan and any actions and decisions taken in good faith by the Committee based on its interpretation shall be final and conclusive. The Committee may correct any defect, or supply any omission, or reconcile any inconsistency in the Plan in such manner and to such extent as shall be expedient to carry the Plan into effect and shall be the sole judge of such expediency.

(e)          ALLOCATION OF FIDUCIARY RESPONSIBILITY. The Board of Directors, by resolution at their meetings or by written consent or by any other process permitted under State law, the Administrator, the Committee, the Trustee and the Investment Manager (if any) possess certain specified powers, duties, responsibilities and obligations under the Plan and the Trust Agreement. It is intended under this Plan and the Trust Agreement that each be responsible solely for the proper exercise of its own functions and that each not be responsible for any act or failure to act of another, unless otherwise responsible as a breach of its fiduciary duty or for breach of duty by another Fiduciary under ERISA’s rules of co-fiduciary responsibility. In general:

(i)          the Board of Directors is responsible for appointing and removing the Committee and the Trustee, and for amending or terminating the Plan and the Trust Agreement;

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(ii)         the Committee is responsible for administering the Plan, for adopting such rules and regulations as in the opinion of the Committee are necessary or advisable to implement and administer the Plan and to transact its business, and for providing a procedure for carrying out a funding policy and method consistent with the objectives of the Plan and the requirements of Title I of ERISA and the Code;

(iii)        the Administrator is responsible for discharging the statutory duties of a plan administrator under ERISA and the Code;

(iv)        the Trustee and the Investment Manager are responsible for the management and control of the respective portions of the Fund over which they have control to the extent provided in the Trust Agreement; and

(v)         the Fiduciary appointing an Investment Manager is responsible for the appointment and retention of the Investment Manager.

(f)          CLAIMS. If, pursuant to the rules, regulations or other interpretations of the Plan, the Committee denies the claim of a Member or beneficiary for benefits under the Plan, the Committee shall provide written notice, within 90 days after receipt of the claim, setting forth in a manner calculated to be understood by the claimant:

(i)          the specific reasons for such denial;

(ii)         the specific reference to the Plan provisions on which the denial is based;

(iii)        a description of any additional material or information necessary to perfect the claim and an explanation of why such material or information is needed; and

(iv)        an explanation of the Plan’s claim review procedure and the time limitations of this subsection applicable thereto. A Member or beneficiary whose claim for benefits has been denied may request review by the Committee of the denied claim by notifying the Committee in writing within 60 days after receipt of the notification of claim denial. As part of said review procedure, the claimant or his authorized representative may review pertinent documents and submit issues and comments to the Committee in writing. The Committee shall render its decision to the claimant in writing in a manner calculated to be understood by the claimant not later than 60 days after receipt of the request for review, unless special circumstances require an extension of time, in which case decision shall be rendered as soon after the sixty-day period as possible, but not later than 120 days after receipt of the request for review. The decision on review shall state the specific reasons therefore and the specific Plan references on which it is based.

(g)          FIDUCIARY COMPENSATION. A Committee member, delegate, or adviser who already receives full-time pay from the Company or a Related Entity shall serve without compensation for his services as such, but he shall be reimbursed pursuant to subsection 2(h) for any reasonable expenses incurred by him in the administration of the Plan. A Committee member, delegate, or adviser who is not already receiving full-time pay from the Company may be paid such reasonable compensation as shall be agreed upon.

(h)          PLAN EXPENSES. Any expenses of administration of the Plan may be paid by the Company. If the Company does not pay such expenses, then they shall be paid out of the Fund.

(i)          FIDUCIARY INSURANCE. If the Committee so directs, the Plan shall purchase insurance to cover the Plan from liability or loss occurring by reason of the act or omission of a Fiduciary provided such insurance permits recourse by the insurer against the Fiduciary in the case of a breach of duty by such Fiduciary.

(j)          INDEMNIFICATION. The Company shall indemnify and hold harmless to the maximum extent permitted by its by-laws each Fiduciary who is an Employee or who is an officer or director of any Participating Company or any Related Entity including litigation expenses and attorneys’ fees, resulting from such person’s service as a Fiduciary of the Plan provided the claim, damage, loss or expense does not result from the Fiduciary’s gross negligence or intentional misconduct.

3.           PARTICIPATION IN THE PLAN

(a)          INITIAL ELIGIBILITY. Each and every Employee of a Participating Company, participating in this Plan on March 31, 2012, shall continue to participate under the terms of this Plan as amended and restated effective April 1, 2012. Each and every other Employee of a Participating Company not excluded under subsection 3(b) shall be eligible and shall qualify to participate in the Plan on the Entry Date next following both attainment by such Employee of age twenty-one (21) and completion by such Employee of one (1) year of Service, provided he is then employed by a Participating Company.

(b)          INELIGIBLE EMPLOYEES.

(i)          COLLECTIVE BARGAINING AGREEMENT. No Employee whose terms and conditions of employment are determined by a collective bargaining agreement between employee representatives and a Participating Company shall be eligible or qualify for participation unless such collective bargaining agreement provides to the contrary, in which case such Employee shall be eligible or shall qualify for participation upon compliance with such provisions for eligibility or participation as such agreement shall provide; except that no Employee who has selected, or in the future selects, a union shall become ineligible during the period between his selection of the union and the execution of the first collective bargaining agreement which covers him.

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(ii)         CERTAIN RELATED ENTITIES. No Employee of a Related Entity which is not a Participating Company shall be eligible or qualify for participation.

(c)          MEASURING SERVICE. For purposes of measuring service to satisfy the eligibility provisions of subsection 3(a), the Year of Service computation period shall begin with the date on which the Employee first is credited with an Hour of Service. If the Employee does not work 1,000 Hours of Service during his initial twelve months of service with the Employer, but is still employed by the Employer, such Employee shall next commence the 1,000 Hours of Service eligibility requirement for participation in the Plan during the Plan Year next commencing after the date of his employment, and each Plan Year subsequent thereto, until he meets the 1,000 Hours of Service eligibility requirement for participation in the Plan. However, if an Employee suffers Breaks in Service with respect to five consecutive computation periods prior to satisfying the length of service requirement of subsection 3(a), such Employee shall not be credited with pre-Break in Service Years of Service and the eligibility computation period with respect to such Employee shall commence thereafter on the date on which the Employee first again is credited with an Hour of Service and with each subsequent Plan Year thereafter.

(d)          COMMENCEMENT OF PARTICIPATION. An Employee who satisfies all the requirements for eligibility under subsection 3(a) and who is not excluded under subsection 3(b) shall become a Member on the Entry Date on which he first became eligible to share in Participating Company contributions for the Plan Year in which the Entry Date occurs.

(e)          TERMINATION AND QUALIFICATION. An Employee who has satisfied the service requirement of subsection 3(a) applicable to him and who subsequently becomes ineligible for any reason and later resumes employment with the Employer following a one year Break in Service shall be treated as a new Employee and shall not be entitled to have the Years of Service he completed prior to the one year Break in Service aggregated with his Years of Service subsequent to resumption of employment unless:

(1)         At the time of his one year Break in Service he had a vested interest in a benefit hereunder provided by Employer contributions;

(2)         The Employee resumes employment before his one year Breaks in Service equal or exceed five consecutive years;

(3)         He resumes employment before his consecutive one year Breaks in Service equal or exceed his Years of Service completed prior to a separation from service.

If the employee satisfies either (1), (2), or (3) of the preceding sentence, his Years of Service will be aggregated with Years of Service subsequent to resumption of employment.

(f)          TERMINATION OF MEMBERSHIP. An Employee who becomes a Member shall remain a Member as long as he has an Account held under the Plan.

(g)          INCLUSION OF INELIGIBLE PERSON. If, in any Plan Year, any person who should not have been included as a Member in the Plan is erroneously included, and discovery of such incorrect inclusion is not made until after a contribution by the Participating Company for the year has been made, the Participating Company shall not be entitled to recover the contribution made with respect to the ineligible person regardless of whether a deduction is allowable with respect to such contribution. In such event, the amount contributed with respect to the ineligible person shall constitute a Forfeiture for the Plan Year in which the discovery is made.

(h)          OMISSION OF ELIGIBLE EMPLOYEE. If, in any Plan Year, any Employee who should be included as a Member in the Plan is erroneously omitted, and discovery of such omission is not made until after a contribution by the Participating Company for the Plan Year has been made, the Participating Company shall make a subsequent contribution with respect to the omitted Employee in the amount which the Company and the Employee would have contributed if he or she had not been omitted. Such contribution shall be made regardless of whether or not it is deductible in whole or in part in any taxable year under applicable provisions of the Code.

4.           CONTRIBUTIONS

(a)          PARTICIPATING COMPANY CONTRIBUTIONS. For each Plan Year the Participating Companies may contribute cash or shares of Company Stock, or both, in such amounts as the Board of Directors, in its absolute discretion, shall determine. A Participating Company Contribution shall mean a discretionary nonelective contribution made in the sole discretion of any Participating Company. The Participating Companies shall pay over to the Trustee all Participating Company Contributions, in one or more installments, not later than the due date (including extensions thereof) for filing the federal income tax returns for the taxable year ended coincident with or next following the last day of the Plan Year for which such contributions are made. Any contribution made in cash shall, in the sole discretion of the Board of Directors, be (i) used to purchase available Company Stock or (ii) allocated to Member’s Non-Company Stock Accounts. Notwithstanding any provision in this Section 4 to the contrary, the Plan will provide contributions and Hour of Service credit with respect to qualified military service in accordance with Code Section 414(u) beginning December 12, 1994.

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(b)          MAXIMUM CONTRIBUTIONS. The aggregate amount of contributions made by Participating Companies shall not exceed the maximum amount deductible from the Participating Companies income for that Plan Year under Section 404(a)(3)(A) of the Internal Revenue Code. Furthermore, the contributions made by the Participating Companies to this plan, when combined with any other qualified plans, shall not exceed the maximum allowable deductions permitted under Section 404 of the Internal Revenue Code.

(c)          ALLOCATIONS TO MEMBERS. The following allocations shall be made to eligible Members’ Accounts as of the last day of the Plan Year.

(i)          any Participating Company contributions.

(ii)         any shares and fractional shares of Company Stock or Qualifying Employer Securities purchased by the Trust with Participating Company contributions.

(d)          ELIGIBLE MEMBERS. The following Members shall be entitled to share in any allocations of Participating Company contributions during a Plan Year:

(i)          Members who retired during the Plan Year pursuant to subsection 8(a);

(ii)         Members who died during the Plan Year;

(iii)        Members who terminated employment due to Disability during the Plan Year;

(iv)        Members who were employed by a Participating Company on the Valuation Date on which any allocation is made shall share in such allocation.

Notwithstanding the above, effective for Plan Years beginning after December 31, 1996, the Plan suspends the allocation requirements of Section 4(d) for a Plan Year if the Plan fails in that Plan Year to satisfy coverage under the ratio percentage test of Code Section 410(b). A plan satisfies coverage under the ratio percentage test if, on the last day of the Plan Year, the plan’s benefiting ratio of the non-highly compensated includible employees is at least 70% of the benefiting ratio of the highly compensated includible employees.

The benefiting ratio of the non-highly compensated includible employees is the number of non-highly compensated includible employees benefiting under the plan over the number of the includible employees who are non-highly compensated employees. “Includible” employees are all employees other than: (1) those employees excluded from participating in the Plan for the entire plan year by reason of the collective bargaining unit or the non-resident alien exclusions under Code Section 410(b)(3) or by reason of the age and service requirements of the Plan; and (2) those employees who incur a separation from service during the Plan Year and for the Plan Year failed to complete more than 500 hours of service.

For purposes of coverage, an employee is benefiting under the Plan on a particular date if, the employee is entitled to an employer contribution or to a forfeiture allocation for the Plan Year.

If the suspension provisions of this Section 4(d) apply for a Plan Year, the Administrative Committee will suspend the allocation conditions for the non-highly compensated includible employees who are members, beginning first with the includible employees employed by the Employer on the last day of the Plan Year. Then the includible employees who have the latest separation from service during the Plan Year, and continuing to suspend the allocation conditions for each includible employee who incurred an earlier separation from service, from the latest to the earliest separation from service date, until the Plan satisfies coverage for the Plan Year. If two or more includible employees have a separation from service at the same day, the Administrative Committee will suspend the allocation conditions for all such includible employees, irrespective of whether the plan can satisfy coverage by accruing benefits for fewer than all such includible employees. If the plan for any Plan Year suspends the allocation conditions for an includible employee, that employee will share in the allocation for that plan year of the employer contribution and the forfeitures, if any, without regard to whether the employee has satisfied the allocation conditions of this Section 4(d).

(e)          METHOD OF ALLOCATION. Any allocation made as of the last day of the Plan Year shall be allocated among Members eligible to share therein in the ratio which the Compensation of each eligible Member for the period since the last day of the previous Plan Year bears to the Compensation of all such eligible members for the period since the last day of the previous Plan Year.

(f)          COMPANY STOCK ACCOUNTS. The allocations of shares and fractional shares of Company Stock and Qualifying Employer Securities made to a Member constitutes the Member’s Company Stock Account. A Member shall have a non-forfeitable interest in the Company Stock Account portion of his Account to the extent provided under Section 8.

(g)          NON-COMPANY STOCK ACCOUNTS. The allocations of cash made to a member, as adjusted for investment gain or loss and income or expense, constitute the Member’s Non-Company Stock Accounts. A Member shall have a nonforfeitable interest in the Non-Company Stock Accounts to the extent provided under Section 8.

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(h)          ROLLOVERS. Subject to uniform rules, any Employee as defined in subsection l(m) may, subject to the Committee’s approval, transfer to the Plan all or a portion of an eligible rollover distribution from an eligible retirement plan. Such rollover contributions, if approved, shall be credited to the Employee’s Rollover Account.

The terms “eligible rollover distribution” and “eligible retirement plan” shall have the meanings described in 9(b)(iii) of the Plan, except that, for purposes of this subsection 4(h), an individual retirement account described in Section 408(a) of the Code which holds an eligible rollover distribution made to a surviving spouse shall not be considered an eligible retirement plan.

The Committee shall develop such procedures, and may require such information from an Employee desiring to make such a transfer, as it deems necessary or desirable to determine that the proposed transfer will meet the requirements of this Section.

Any Employee who has not met the eligibility requirements of Section 3(a) but who has made Rollover Contributions into the Plan shall be considered a Member for purposes of Sections 6, 7, 8, 10, 11. 13, 14, 15 and 18 of the Plan.

Notwithstanding anything herein to the contrary, this Plan shall not accept any direct or indirect transfer (in a transfer after December 31, 1984) from a defined benefit plan, money purchase plan (including a target benefit plan), stock bonus or profit sharing plan which would otherwise have provided for a life annuity form of payment to the Member.

(i)          ROLLOVER ACCOUNT. Any contribution under subsection 4(h), as adjusted for investment gain or loss and income or expense, shall constitute the Member’s Rollover Account. A Member shall, at all times, have a nonforfeitable interest in the Rollover Account portion of his Account.

(j)          VOLUNTARY POST-TAX ACCOUNT. Any contributions made to the Plan by a Member prior to April 1, 1991 from his Compensation received net of Federal Income Tax (after-tax contributions), as adjusted for investment gain or loss and income or expense, shall constitute the Member’s Voluntary Post-Tax Account. A Member shall at all times have a nonforfeitable interest in the Voluntary After-Tax Account portion of his Account. No after-tax contributions shall be permitted under this Plan after March 31, 1991.

(k)          PAYROLL TAXES. The Participating Companies shall withhold from the Compensation of the Members and remit to the appropriate government agencies such payroll taxes and income tax withholding as the Company determines is or may be necessary under applicable statutes or ordinances and the regulations and rulings thereunder.

(l)          SAFE HARBOR CONTRIBUTIONS.

(i)          Unless the Plan is amended pursuant to Section 19(b)(ii), the Company shall make a Safe Harbor Non-Elective Contribution equal to 3% of the Compensation of each Member. The Safe Harbor Non-Elective Contribution shall be calculated and transmitted to the Plan for each pay period. The contribution shall be allocated to any Member of the Plan who has been paid any Compensation during the pay period. The allocation of the Safe Harbor Contribution shall be made on the date the Safe Harbor Non-Elective Contribution is transmitted to the Plan, which shall be the same date that salary deferrals for a pay period are transmitted to the Plan. All safe harbor contributions shall be 100% vested when made. All safe harbor contributions shall be initially invested in Company Stock or Qualifying Employer Securities.

(ii)         For the purposes of this paragraph (1), Safe Harbor Non-Elective Contributions are Non-Elective Contributions that are:

A.           nonforfeitable within the meaning of Treasury Regulations Section 1.401(k)-1(c).

B.           are subject to the withdrawal restrictions of Code Section 401(k)(2)(B) and Treasury Regulations Section 1.401(k)-1(d), and

C.           are used to satisfy the Safe Harbor Contribution requirements.

Pursuant to Code Section 401(k)(2)(B) and Treasury Regulations Section 1.401(k)-1(d), such contributions (and earnings thereon) must not be distributable earlier than separation from Service, death, Disability, an event described in Code Section 401(k)(10), or in the case of a profit-sharing or stock bonus plan, the attainment of age 59½. Pursuant to Code Section 401(k)(2)(B) and Treasury Regulations Section 1.401(k)-1(d)(2)(ii), these contributions shall not be eligible for distribution for reasons of Hardship. A Member is not required to be employed on the last day of the Plan Year or to complete 1,000 Hours of Service in order to be eligible to receive a Safe Harbor Non-Elective Contribution. A Member who has attained age 59 ½ may request a distribution of his Safe Harbor Non-Elective Contributions from this Plan prior to the Member’s separation from service.

(iii)        Any Safe Harbor Non-Elective Contributions made to the Plan shall be invested in Company Stock prior to the allocation to Member Accounts. Once the investment in Company Stock is made, the stock purchased shall be allocated to each Member’s Company Stock Account. Any Company Stock purchased with Safe Harbor Non-Elective Contributions shall be allocated to a Member’s Safe Harbor Non-Elective Contribution Company Stock Account. If Company Stock is not purchased, the remaining Safe-Harbor Non-Elective Contributions shall be allocated to a Member’s Safe-Harbor Non-Elective Contribution Non-Company Stock Account.

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5.           MAXIMUM CONTRIBUTIONS AND BENEFITS

(a)          DEFINED CONTRIBUTION LIMITATION. The annual addition that may be contributed or allocated to a Member’s Accounts under the Plan for any limitation year shall not exceed the lesser of:

(i)          $40,000, as adjusted for increases in the cost-of-living under Section 415(d) of the Code, or

(ii)         100 percent of the Member’s compensation, within the meaning of Section 415(c)(3) of the Code, for the limitation year.

The compensation limit referred to in (ii) above shall not apply to any contribution for medical benefits after separation from service (within the meaning of Section 401(h) or Section 419A(f)(2) of the Code) which is otherwise treated as an annual addition.

If a short limitation year is created because of an amendment changing the Limitation Year to a different consecutive 12-month period, the defined contribution dollar limitation will be prorated based on the number of months in the short Limitation Year.

(b)          DEFINITION OF COMPENSATION FOR CODE LIMITATIONS. For purposes of the limitations on the allocation of Annual Additions to a Member provided for in this Section 5, “compensation” for a Limitation Year shall mean the sum of (i) amounts paid by a Participating Company or a Related Entity to the Member with respect to personal services rendered by the Member, (ii) earned income of a self-employed person with respect to a Participating Company or a Related Entity, (iii) amounts received by the Member (A) through accident or health insurance or under an accident or health plan maintained or contributed to by a Participating Company or a Related Entity and which are includable in the gross income of the Member, (B) through a plan contributed to by a Participating Company or a Related Entity providing payments in lieu of wages on account of a Member’s permanent and total disability, or (C) as a moving expense allowance paid by a Participating Company or a Related Entity and which are not deductible by the Member for federal income tax purposes; (iv) the value of a non-statutory stock option granted by a Participating Company or a Related Entity to the Member to the extent included in the Member’s gross income for the taxable year in which it was granted; and (v) the value of property transferred by a Participating Company or a Related Entity to the Member which is includable in the Member’s gross income due to an election by the Member under Section 83(b) of the Code. Compensation shall not include (i) contributions made by a Participating Company or Related Entity to a deferred compensation plan which, without regard to Section 415 of the Code, are not includable in the Member’s gross income for the taxable year in which contributed; (ii) Participating Company or Related Entity contributions made on behalf of a Member to a simplified employee pension plan to the extent they are deductible by the Member under Section 219(b)(7) of the Code; (iii) distributions from a deferred compensation plan (except from an unfunded non-qualified plan when includable in gross income); (iv) amounts realized from the exercise of a non-qualified stock option, or when restricted stock (or property) held by a Member either becomes freely transferable or is no longer subject to a substantial risk of forfeiture; (v) amounts realized from the sale, exchange or other disposition of stock acquired under a qualified or incentive stock option; and (vi) other amounts which receive special tax benefits, such as premiums for group term life insurance (to the extent excludable from gross income) or Participating Company or Related Entity contributions towards the purchase of an annuity contract described in Section 403(b) of the Code.

(c)           MODIFICATIONS TO DEFINITION OF COMPENSATION. Effective for limitation years beginning on or after July 1, 2007, the following modifications to the definition of Compensation will apply:

(i)          The provisions of the Plan setting forth the definition of compensation for purposes of Code § 415 (hereinafter referred to as “415 Compensation”), as well as compensation for purposes of determining highly compensated employees pursuant to Code § 414(q) and for top-heavy purposes under Code § 416 (including the determination of key employees), shall be modified by (1) including payments for unused sick, vacation or other leave and payments from nonqualified unfunded deferred compensation plans, (2) excluding salary continuation payments for Members on military service, and (3) excluding salary continuation payments for disabled Members.

(ii)         The “first few weeks rule” does not apply for purposes of 415 Compensation.

(iii)        The provision of the Plan setting forth the definition of compensation for allocation purposes (hereinafter referred to as “Plan Compensation”) shall be modified to provide for the same adjustments to Plan Compensation (for all contribution types) that are made to 415 Compensation pursuant to this Section.

(d)          FINAL SECTION 415 REGULATIONS

(i)          415 COMPENSATION PAID AFTER SEVERANCE FROM EMPLOYMENT. Effective for limitation years beginning on or after July, 2007, 415 Compensation shall be adjusted, as set forth herein, for the following types of compensation paid after a Member’s severance from employment with the Company maintaining the Plan (or any other entity that is treated as the Company pursuant to Code § 414(b), (c), (m) or (o)). However, amounts described in subsections (a) and (b)below may only be included in 415 Compensation to the extent such amounts are paid by the later of 2 1/2 months after severance from employment or by the end of the limitation year that includes the date of such severance from employment. Any other payment of compensation paid after severance of employment that is not described in the following types of compensation is not considered 415 Compensation within the meaning of Code § 415(c)(3), even if payment is made within the time period specified above.

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(A)         415 Compensation shall include regular pay after severance of employment if:

(1)         The payment is regular compensation for services during the Member’s regular working hours, or compensation for services outside the Member’s regular working hours (such as overtime or shift differential), commissions, bonuses, or other similar payments; and

(2)         The payment would have been paid to the Member prior to a severance from employment if the Member had continued in employment with the Employer.

(B)         Leave cashouts shall be included in 415 Compensation, if those amounts would have been included in the definition of 415 Compensation if they were paid prior to the Member’s severance from employment, and the amounts are payment for unused accrued bona fide sick, vacation, or other leave, but only if the Member would have been able to use the leave if employment had continued. In addition, deferred compensation shall be included in 415 Compensation, if the compensation would have been included in the definition of 415 Compensation if it had been paid prior to the Member’s severance from employment, and the compensation is received pursuant to a nonqualified unfunded deferred compensation plan, but only if the payment would have been paid at the same time if the Member had continued in employment with the Employer and only to the extent that the payment is includible in the Member’s gross income.

(C)         415 Compensation does not include, payments to an individual who does not currently perform services for the Company by reason of qualified military service (as that term is used in Code § 414(u)(1)) to the extent those payments do not exceed the amounts the individual would have received if the individual had continued to perform services for the Employer rather than entering qualified military service.

(D)          415 Compensation does not include compensation paid to a Member who is permanently and totally disabled (as defined in Code § 22(e) (3)).

(ii)         ADMINISTRATIVE DELAY (“THE LAST FEW WEEKS”) RULE. 415 Compensation for a limitation year shall not include amounts earned but not paid during the limitation year solely because of the timing of pay periods and pay dates. However, 415 Compensation for a limitation year shall include amounts earned but not paid during the limitation year solely because of the timing of pay periods and pay dates, provided the amounts are paid during the first few weeks of the next limitation year, the amounts are included on a uniform and consistent basis with respect to all similarly situated Members, and no compensation is included in more than one limitation year.

(iii)        INCLUSION OF CERTAIN NONQUALIFIED DEFERRED COMPENSATION AMOUNTS. If the Plan’s definition of Compensation for purposes of Code § 415 is the definition in Regulation Section 1.415(c)-2(b) (Regulation Section 1.415-2(d)(2) under the Regulations in effect for limitation years beginning prior to July 1, 2007) and the simplified compensation definition of Regulation 1.415(c)-2(d)(2) (Regulation Section 1.415-2(d)(10) under the Regulations in effect for limitation years prior to July 1, 2007) is not used, then 415 Compensation shall include amounts that are includible in the gross income of a Member under the rules of Code § 409A or Code § 457(f)(1)(A) or because the amounts are constructively received by the Member.

(iv)        DEFINITION OF ANNUAL ADDITIONS. The Plan’s definition of “annual additions” is modified as follows:

(A)         Annual additions for purposes of Code § 415 shall not include restorative payments. A restorative payment is a payment made to restore losses to a Plan resulting from actions by a fiduciary for which there is reasonable risk of liability for breach of a fiduciary duty under ERISA or under other applicable federal or state law, where Members who are similarly situated are treated similarly with respect to the payments. Generally, payments are restorative payments only if the payments are made in order to restore some or all of the plan’s losses due to an action (or a failure to act) that creates a reasonable risk of liability for such a breach of fiduciary duty (other than a breach of fiduciary duty arising from failure to remit contributions to the Plan). This includes payments to a plan made pursuant to a Department of Labor order, the Department of Labor’s Voluntary Fiduciary Correction Program, or a court-approved settlement, to restore losses to a qualified defined contribution plan on account of the breach of fiduciary duty (other than a breach of fiduciary duty arising from failure to remit contributions to the Plan). Payments made to the Plan to make up for losses due merely to market fluctuations and other payments that are not made on account of a reasonable risk of liability for breach of a fiduciary duty under ERISA are not restorative payments and generally constitute contributions that are considered annual additions.

(B)         Annual additions for purposes of Code § 415 shall not include: (1) The direct transfer of a benefit or employee contributions from a qualified plan to this Plan; (2) Rollover contributions (as described in Code §§ 401(a)(31), 402(c)(1), 403(a)(4), 403(b)(8), 408(d)(3), and 457(e)(16)); (3) Repayments of loans made to a Member from the Plan; and (4) Repayments of amounts described in Code § 411(a)(7)(B) (in accordance with Code § 411(a)(7)(C)) and Code § 411(a)(3)(D) or repayment of contributions to a governmental plan (as defined in Code § 414(d)) as described in Code § 415(k)(3), as well as Company restorations of benefits that are required pursuant to such repayments.

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(v)         CHANGE OF LIMITATION YEAR. The limitation year may only be changed by a Plan amendment. Furthermore, if the Plan is terminated effective as of a date other than the last day of the Plan’s limitation year, then the Plan is treated as if the Plan had been amended to change its limitation year.

(vi)        EXCESS ANNUAL ADDITIONS. Notwithstanding any provision of the Plan to the contrary, if the annual additions (within the meaning of Code § 415) are exceeded for any Member, then the Plan may only correct such excess in accordance with the Employee Plans Compliance Resolution System (EPCRS) as set forth in Revenue Procedure 2006-27 or any superseding guidance, including, but not limited to, the preamble of the final §415 regulations.

(vii)        AGGREGATION AND DISAGGREGATION OF PLANS

(A)         For purposes of applying the limitations of Code § 415, all defined contribution plans (without regard to whether a plan has been terminated) ever maintained by the Company (or a “predecessor company”) under which the Member receives annual additions are treated as one defined contribution plan. The “Company” means the Company that adopts this Plan and all members of a controlled group or an affiliated service group that includes the Company (within the meaning of Code §§ 414(b), (c), (m) or (o)), except that for purposes of this Section, the determination shall be made by applying Code § 415(h), and shall take into account tax-exempt organizations under Regulation Section 1.414(c)-5, as modified by Regulation Section 1.415(a)-1(0(1). For purposes of this Section:

(1)         A former Company is a “predecessor company” with respect to a Member in a plan maintained by the Company if the Company maintains a plan under which the Member had accrued a benefit while performing services for the former Company, but only if that benefit is provided under the plan maintained by the Company. For this purpose, the formerly affiliated plan rules in Regulation Section 1.415(f)-1(b)(2) apply as if the Company and predecessor Company constituted a single Company under the rules described in Regulation Section 1.415(a)-1(f)(1) and (2) immediately prior to the cessation of affiliation (and as if they constituted two, unrelated employers under the rules described in Regulation Section 1.415(a)-1(0(1) and (2) immediately after the cessation of affiliation) and cessation of affiliation was the event that gives rise to the predecessor Company relationship, such as a transfer of benefits or plan sponsorship.

(2)         With respect to a Company of a Member, a former entity that antedates the Company is a “predecessor company” with respect to the Member if, under the facts and circumstances, the Company constitutes a continuation of all or a portion of the trade or business of the former entity.

(B)         For purposes of aggregating plans for Code § 415, a “formerly affiliated plan” of a Company is taken into account for purposes of applying the Code § 415 limitations to the Company, but the formerly affiliated plan is treated as if it had terminated immediately prior to the “cessation of affiliation.” For purposes of this paragraph, a “formerly affiliated plan” of the Company is a plan that, immediately prior to the cessation of affiliation, was actually maintained by one or more of the entities that constitute the Company (as determined under the Company affiliation rules described in Regulation Section 1.415(a)-1(0(1) and (2)), and immediately after the cessation of affiliation, is not actually maintained by any of the entities that constitute the Company (as determined under the Company affiliation rules described in Regulation Section 1.415(a)-1(f)(1) and (2)). For purposes of this paragraph, a “cessation of affiliation” means the event that causes an entity to no longer be aggregated with one or more other entities as a single Company under the Company affiliation rules described in Regulation Section 1.415(a)-1(f)(1) and (2) (such as the sale of a subsidiary outside a controlled group), or that causes a plan to not actually be maintained by any of the entities that constitute the Company under the employer affiliation rules of Regulation Section 1.415(a)- 1(0)(1) and (2) (such as a transfer of plan sponsorship outside of a controlled group).

(C)         Two or more defined contribution plans that are not required to be aggregated pursuant to Code § 415(f) and the Regulations thereunder as of the first day of a limitation year do not fail to satisfy the requirements of Code § 415 with respect to a Member for the limitation year merely because they are aggregated later in that limitation year, provided that no annual additions are credited to the Member’s account after the date on which the plans are required to be aggregated.

6.           ADMINISTRATION OF FUNDS

(a)          INVESTMENT OF PLAN ASSETS. The Committee will direct the Trustee to make available one or more funds for the investment of Account balances (except as limited below) as elected by each Member or beneficiary. Unless a Member elects to diversify the Safe Harbor Non-Elective Contribution Company Stock Account and the Company Stock Account attributable to Participating Company contributions, those accounts shall remain invested solely in Company Stock and/or Qualifying Employer Securities and shall not be subject to Member investment direction. The Committee will timely describe the investment funds that are available from time to time, in written notices to Members and beneficiaries. The investment funds selected by the Committee are in addition to the Employee Stock Ownership Plan portion of the Plan.

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(i)          COMPLIANCE WITH ERISA SECTION 404(c). The Committee will administer the Plan in a manner to comply with ERISA Section 404(c). Members will be permitted to exercise control over the investment of their Accounts (except the Safe Harbor Non-Elective Contribution Company Stock Account and the Company Stock Account attributable to Participating Company Contributions), so that Plan fiduciaries shall not be liable for any loss that results from any Member’s exercise of control.

(ii)         INVESTMENT ELECTIONS. Members must make their investment elections in the manner announced by the Committee from time to time. The Service Center will issue a confirmation of each election that it receives.

(A)         INITIAL ELECTION. As of the date a Member enters the Plan, the Member may elect to have the aggregate balances in his Non-Company Stock Accounts and Company Stock Accounts (except the Safe Harbor Non-Elective Contribution Company Stock Account and the Company Stock Account attributable to Participating Company Contributions) invested among the available investment funds in 1% increments.

(B)         FAILURE TO ELECT. The Trustee will invest the Account balances of any Member who fails to make a timely election (except the Safe Harbor Non-Elective Contribution Company Stock Account and the Company Stock Account attributable to Participating Company Contributions). Effective April 1, 2012, the Trustee will invest 100% of the allocations to such Member’s Accounts (except the Safe Harbor Non-Elective Contribution Company Stock Account and the Company Stock Account attributable to Participating Company Contributions) in a fund that meets the statutory requirements for a qualified default investment alternative (QDIA) under ERISA Section 404(c), such as life-cycle funds, balanced funds, and/or professionally managed funds.

(iii)        CHANGE IN INVESTMENT ELECTION. A Member may change his investment election for the balance(s) in his existing Non-Company Stock Accounts and/or Company Stock Accounts (except the Safe Harbor Non-Elective Contribution Company Stock Account and the Company Stock Account attributable to Participating Company Contributions), in 1% increments. Reinvestment elections for existing balances will become effective as soon as administratively feasible after the election is made.

(iv)        INSIDER TRADING RULES. The Committee may enforce rules that restrict Members who are insiders under Rule 16b-3 of Section 16 of the Securities Exchange Act of 1934, from engaging in certain discretionary transactions relating to the Employee Stock Ownership portion of the Plan that would trigger the short-swing profit recovery rules. Discretionary transactions may include (1) elective distributions (in-service withdrawals and loans that require liquidation of shares held in the Employee Stock Ownership Plan), and (2) investment elections that involve transfers to and from the Employee Stock Ownership portion of the Plan.

(v)         REINVESTMENT OF EARNINGS. All dividends, capital gains distributions and other earnings attributable to the Account balances invested in each investment fund will be reinvested in that investment fund, except to the extent that dividends on Employer Stock are paid currently to Members who elect to cash out their dividends under Subsection 6(d).

(vi)        INVESTMENT EXPENSES. All expenses of each investment fund will be paid from that fund to the extent not paid directly by the Company or Participating Company. If a Member’s Non-Company Stock Accounts are not sufficient to pay administrative expenses attributable to Company Stock and Qualifying Employer Securities, the Committee may direct the Trustee to sell enough Company Stock or Qualifying Employer Securities to pay such administrative expenses.

(vii)       SPECIAL ELECTION RULES. The Committee may permit (1) investments in increments greater or lesser than 1%, (2) other investment funds, (3) other election filing dates, and/or (4) any other variance from these rules as it considers appropriate, under regulations adopted by the Committee, published to Members, and uniformly applied.

(b)          VOTING RIGHTS AND PROVISIONS

(i)          VOTING RIGHTS. Each Member (or in the event of his death, his beneficiary) shall have the right to direct the Committee or Trustee as to the manner in which whole and partial shares of Company Stock and Qualifying Employer Securities allocated to his Company Stock Account as of the record date are to be voted on each matter brought before an annual or special shareholders’ meeting. Before each such meeting of shareholders, the Committee or Trustee shall furnish to each Member (or beneficiary) a copy of the proxy solicitation material, together with a form requesting directions on how such shares of Company Stock or Qualifying Employer Securities allocated to such Member’s Account shall be voted on each such matter. Upon timely receipt of such directions, the Committee shall instruct the Trustee on how the Trustee shall, on each such matter, vote as directed, the number of shares (including fractional shares) of Company Stock and Qualifying Employer Securities allocated to such Member’s Company Stock Account, and the Committee or Trustee shall have no discretion in such matter. The directions received by the Committee or Trustee for Members shall be held in confidence and shall not be divulged or released to any person, including officers or employees of any Company. The Trustee shall vote allocated shares for which it has not received direction in the same proportion as directed shares are voted, and shall have no discretion in such matter.

(ii)         TENDER OR EXCHANGE. If a tender or exchange offer is commenced for Company Stock and Qualifying Employer Securities:

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(a)          The Committee or Trustee shall distribute in a timely manner to each Member (or beneficiary) such information as is distributed to holders of stock in connection with the tender or exchange offer.

(b)          All Company Stock and Qualifying Employer Securities held by the Trustee in Member’s Company Stock Accounts shall be tendered or not tendered by the Trustee in accordance with directions it receives from Members (or beneficiaries). Each Member (or beneficiary) shall be entitled to direct the Committee or Trustee with respect to the tender of such Company Stock and Qualifying Employer Securities allocated to his Account. Instructions received by the Committee or Trustee from Members (or beneficiaries) shall be held by the Committee or Trustee in confidence and shall not be divulged or released to any person, including officers or employees of any Company.

(c)          The Trustee shall not tender Company Stock or Qualifying Employer Securities allocated to Member’s Company Stock Accounts with respect to which directions by Members (or beneficiaries) are not received.

(iii)        NO RECOMMENDATIONS. The Committee or Trustee shall make no recommendations regarding the manner of exercising any rights under this Subsection 6(b), including whether or not such rights should be exercised, other than information released to all shareholders pursuant to a Company-sponsored proxy statement.

(c)          LIFE INSURANCE. No portion of the interest of any Member may be applied to the purchase of any policy of life insurance.

(d)          ALLOCATION OF GAIN OR LOSS. The rules adopted by the Committee shall implement the daily valuation of the Fund and a daily allocation of earnings to Member Accounts. At the Committee’s discretion applied on a uniform basis, administrative expenses directly connected or associated with a particular Member’s Account may be charged to that Account. Notwithstanding the foregoing, allocation shall not be required to the extent the Fund, or any Investment Category thereof, is administered in a manner which permits separate valuation of each Member’s interest therein without separate incremental cost to the Plan or the Committee otherwise provides for separate valuation.

Stock dividends shall be allocated to Members’ Company Stock Accounts in proportion to the Company Stock and Qualifying Employer Securities allocated to each Member’s Company Stock Account on the record date of the stock dividend.

Members and beneficiaries shall have the right to elect to receive the cash dividends declared on the Company Stock and Qualifying Employer Securities allocated to their Company Stock Accounts on the record date of the cash dividend in a cash payment to be made no later than 90 days after the end of the Plan Year in which the cash dividends were paid, or to reinvest the cash dividends in Company Stock or Qualifying Employer Securities. The Plan will provide the elections in a manner that permits Members and beneficiaries reasonable time to make their elections with respect to each cash dividend declaration. The Plan will honor each Member’s and beneficiary’s election as in effect on the record date for that cash dividend. The elections for each quarterly cash dividend becomes irrevocable on the record date for the cash dividend, unless the Committee has timely established and communicated a different irrevocability date. The Plan treats elections as evergreen so that each election remains in effect until a Member or beneficiary affirmatively elects to change the election. Members and beneficiaries may change their cash dividend elections at any time for cash dividends to be declared after the submission date of the change request. The Plan treats any Member or beneficiary who fails to make an affirmative election as if he had elected to reinvest his cash dividends in Company Stock or Qualifying Employer Securities. The Plan will not distribute any earnings on any cash dividends that are reinvested in Company Stock or Qualifying Employer Securities and subsequently distributed pursuant to an election under this paragraph. The Plan will decrease elected cash dividend distributions to reflect any losses attributable to the cash dividend between the record date and the distribution date.

(e)          BOOKKEEPING. The Committee shall direct that separate bookkeeping accounts be maintained to reflect each Member’s Company Stock Accounts, Non-Company Stock Accounts, Rollover Account and Voluntary Post Tax Account.

(f)          DIVERSIFICATION. As long as the Company has Publicly Traded Employer Securities (employer securities which are readily tradable on an established securities market), an “applicable individual” shall have the immediate right to elect to diversify any Publicly Traded Employer Securities held in his Company Stock Account attributable to Participating Company contributions and any Publically Traded Securities held in his Safe Harbor Non-Elective Contribution Company Stock Account and reinvest the proceeds in any other investments available under the Plan. An applicable individual is (1) a Member, (2) an alternate payee of a Member, and (3) a beneficiary of a deceased Member.

An applicable individual may direct the Plan to divest any Publicly Traded Employer Securities held in his Company Stock Account attributable to Participating Company Contributions and the Safe Harbor Non-Elective Contributions Company Stock Account and reinvest the proceeds of the divested Publicly Traded Employer Securities in any investment available under the Plan.

For purposes of the divestiture election involving any shares of Publicly Traded Employer Securities, such shares shall be sold as soon as administratively feasible following the divestiture election of the applicable individual. The initial diversification investment following divestiture shall be made as soon as administratively feasible following the investment direction of the applicable individual.

An applicable individual shall select the percentage to be invested in each investment option available under the Plan.

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7.           BENEFICIARIES AND DEATH BENEFITS

(a)          DESIGNATION OF BENEFICIARY. Each Member shall have the right to designate one or more beneficiaries and contingent beneficiaries to receive any benefit to which such Member may be entitled hereunder in the event of the death of the Member prior to the distribution of such benefit by filing a written designation with the Committee on the form prescribed by the Committee. Such Member may thereafter designate a different beneficiary at any time by filing a new written designation with the Committee. Notwithstanding the foregoing, if a married Member designates a beneficiary other than his spouse, such designation or subsequent changes shall not be valid unless the spouse consented in writing witnessed by a notary public or a member of the Committee in a manner prescribed by the Committee. A spouse’s consent given in accordance with the Committee’s rules shall be irrevocable by the spouse with respect to the beneficiary then designated by the Member unless the Member makes a new beneficiary designation. Any written designation shall become effective only upon its receipt by the Committee. If the beneficiary designated pursuant to this subsection should die on or before the commencement of distribution of benefits and the Member fails to make a new designation, then his beneficiary shall be determined pursuant to subsection 7(b).

(b)          BENEFICIARY PRIORITY LIST. If (i) a Member omits or fails to designate a beneficiary, (ii) no designated beneficiary survives the Member or (iii) the Committee determines that the Member’s beneficiary designation is invalid for any reason, then the death benefits shall be paid to the Member’s surviving spouse, or if the Member is not survived by his spouse, then to the Member’s estate.

8.           BENEFITS FOR MEMBERS

The following are the only post employment benefits provided by the Plan:

(a)          RETIREMENT BENEFIT

(i)          VALUATION. Each Member shall be entitled to a retirement benefit equal to 100% of his retirement on or after his Early Retirement or Normal Retirement Date. If any distribution involves a fractional share, the value of the fractional share shall be based on the sale price of such Company Stock.

(ii)         EARLY RETIREMENT shall mean the first day of the month coinciding with or following the date on which a Member or former Member both attains age 62 and completes 7 years of participation.

(iii)        LATE RETIREMENT. A Member who continues employment beyond his Normal Retirement Date shall continue to participate in the Plan. His Account shall become nonforfeitable upon his attaining his Normal Retirement Date.

(b)          DEATH BENEFIT

(i)          VALUATION. In the event of the in-service death of a Member before actual retirement or termination, 100% of the Member’s Account on the Valuation Date coincident with or last preceding his death plus any Company contribution and forfeiture allocated for the year of death shall be distributed pursuant to Sections 7 and 9, (A) to his designated beneficiary, or (B) if no designation of beneficiary is then in effect, to the beneficiary determined pursuant to Subsection 7(b). If any distribution involves a fractional share of Company Stock, the value of the fractional share shall be based on the sale price of such Company Stock.

(ii)         SURVIVOR BENEFITS. In the event of the post-employment death of a retired or terminated Member before distribution of his vested Account balance has been made to him, his Account shall constitute a death benefit and shall be distributed (A) to his designated beneficiary or (B) if no designation of beneficiary is then in effect, to the beneficiary determined pursuant to subsection 7(b).

(iii)        QUALIFIED MILITARY SERVICE. In the case of a death occurring on or after January 1, 2007, if a Member dies while performing qualified military service (as defined in Code §414(u)), the Member’s Beneficiary is entitled to any additional benefits (other than benefit accruals relating to the period of qualified military service) provided under the Plan as if the Member had resumed employment and then terminated employment on account of death. Moreover, the Plan will credit the Member’s qualified military service as service for vesting purposes, as though the Member had resumed employment under USERRA immediately prior to the Member’s death.

(iv)        DIFFERENTIAL WAGE PAYMENTS. For years beginning after December 31, 2008: (1) an individual receiving a different wage payment, as defined by Code §3401(h)(2), is treated as an employee of the Company making the payment; (2) the differential wage payment is treated as compensation for purposes of Code §415(c)(3) and Treasury Reg. §1.415(c)-2 (e.g., for purposes of Code §415, top-heavy provisions of Code §416, determination of highly compensated employees under Code §414(q), and (3) the Plan is not treated as failing to meet the requirements of any provision described in Code §414(u)(1)(C) (or corresponding plan provisions). Differential wage payments (as described herein) will also be considered compensation for all Plan purposes.

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Section 8(b)(iv)(3) above applies only if all employees of the Company performing service in the uniformed services described in Code §3401(h)(2)(A) are entitled to receive differential wage payments (as defined in Code §3401(h)(2)) on reasonably equivalent terms and, if eligible to participate in a retirement plan maintained by the Company, to make contributions based on the payments on reasonably equivalent terms (taking into account Code §§410(b)(3), (4), and (5)).

(v)         DEEMED SEVERANCE. Notwithstanding Section 8(b)(iv)(1), if a Member performs service in the uniformed services (as defined in Code §414(u)(12)(B)) on active duty for a period of more than 30 days, the Member will be deemed to have a severance from employment solely for purposes of eligibility for distribution of amounts not subject to Code §412. However, the Plan will not distribute such a Member’s account on account of this deemed severance unless the Member specifically elects to receive a benefit distribution hereunder. If a Member elects to receive a distribution on account of this deemed severance, then the individual may not make an elective deferral or employee contribution during the 6-month period beginning on the date of the distribution. If a Member would be entitled to a distribution on account of a deemed severance, and a distribution on account of another Plan provision (such as a qualified reservist distribution), then the other Plan provision will control and the 6-month suspension will not apply.

(c)          DISABILITY BENEFIT. In the event a Member suffers a disability before actual retirement, 100% of the Member’s Account shall constitute his Disability benefit, provided that a Member severs from service with a Participating Company due to his disability. If any distribution involves a fractional share of Company Stock, the value of the fractional share shall be based on the sale price of such Company Stock.

(d)          TERMINATION OF EMPLOYMENT BENEFIT.

(i)          VALUATION. In the event a Member terminates employment with all Participating Companies and all Related Entities other than by reason of retirement on or after his Normal Retirement or Early Retirement Date, Disability or in-service death, the Member shall be entitled to receive a benefit equal to 100% of his Rollover Account, the voluntary Post-Tax Account, and the Company Stock Accounts and Non-Company Stock Accounts.

(ii)         VESTING SCHEDULE. Participating Company contributions to the Member’s Company Stock Account and Non-Company Stock Account shall be 100% vested immediately upon the allocation of such contribution.

(iii)        CHANGE IN VESTING SCHEDULE. If the Plan’s vesting schedule is amended, or the Plan is amended in any way that directly or indirectly affects the computation of the Member’s nonforfeitable percentage or if the Plan is deemed amended by an automatic change to or from a top-heavy vesting schedule, each Member with at least 3 Years of Service with the Participating Company may elect, within a reasonable period after the adoption of the amendment or change, to have the nonforfeitable percentage computed under the Plan without regard to such amendment or change. For Members who do not have at least 1 Hour of Service in any Plan Year beginning after December 31, 1988, the preceding sentence shall be applied by substituting 5 Years of Service for “3 Years of Service” where such language appears.

The period during which the election may be made shall commence with the date the amendment is adopted or deemed to be made and shall end on the latest of:

(1)         60 days after the amendment is adopted;

(2)         60 days after amendment becomes effective; or

(3)         60 days after Member is issued written notice of the amendment by the Participating Company.

If any distribution involves a fractional share, the value of the fractional share shall be based on the sale price of such Company Stock.

(e)          RECOGNITION OF FORFEITURES. Any amount treated as a Forfeiture shall be allocated (if such amount was 100% vested when made) as an offset to the safe harbor non-elective contribution in the Plan Year in which the Forfeiture occurs. If the amount is unable to be used as an offset to the safe harbor non-elective contribution in such Plan Year, it shall be used to pay administration expenses of the Plan for such Plan Year.

9.          DISTRIBUTION OF BENEFITS

(a)          COMMENCEMENT. The payment of benefits shall commence as soon after the Member’s termination of employment as is administratively feasible, except as provided below.

(i)          TERMINATION OF EMPLOYMENT BENEFITS. If the nonforfeitable portion of the Member’s Account exceeds or ever exceeded $1,000 and is not “immediately distributable”, distributions of benefits payable under subsection 8(d) shall not commence unless the Member consents to such distribution in writing. The Committee shall notify the Member of his right to defer said distribution, subject to the limitations and provisions of subsection 9(a)(ii) below.

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If the Member does not consent to distribution, his Account shall be retained in the Fund until such later date as the member requests distribution. If the Member does not request distribution prior to his Normal Retirement Date or death, distribution shall commence as soon after the Member’s Normal Retirement Date or death (provided the Committee receives notice of the Member’s death), as is administratively feasible.

(ii)         DEFERRAL LIMITATION. Unless the Member elects otherwise, the payment of benefits shall commence not later than the sixtieth day after the close of the Plan Year in which the latest of the following occurs: (A) the Member’s Normal Retirement Date; (B) the Member’s separation from service; or (C) the tenth anniversary of the year in which the Member commenced participation in the Plan. The Plan treats a failure to elect earlier payment as an election to defer the distribution.

Provided, however, distribution of benefits must commence on or before the April 1st of the calendar year following the calendar year in which a Member who is a 5% Owner attains age 70 1/2. If a Member is not a 5% Owner, distribution must commence on or before the April 1st following the later of the calendar year in which the Member attains age 70 1/2 or retires. Once a Member reaches age 70 1/2, the Member may elect a distribution of all or any portion of their Member Accounts. Notwithstanding the provisions of the Plan relating to required minimum distributions under Code §401(a)(9), a Member or Beneficiary who would have been required to receive required minimum distributions for 2009 but for the enactment of Code §401(a)(9)(H) (“2009 RMDs”), and who would have satisfied that requirement by receiving distributions that are (1) equal to the 2009 RMDs or (2) one or more payments in a series of substantially equal distributions (that include the 2009 RMDs) made at least annually and expected to last for the life (or life expectancy) of the Member, the joint lives (or joint life expectancy) of the Member and the Member’s designated Beneficiary, or for a period of at least 10 years (“Extended 2009 RMDs”), will not receive those distributions for 2009 unless the Member or Beneficiary chooses to receive such distributions. Members and Beneficiaries described in the preceding sentence will be given the opportunity to elect to receive the distributions described in the preceding sentence. In applying the direct rollover provisions of the Plan for 2009, a direct rollover will be offered only for distributions that would be eligible rollover distributions without regard to Code §401(a)(9)(H).

(iii)        DEATH BENEFIT DEFERRAL LIMITATION. The payment of death benefits under the Plan shall commence as soon as possible after the Member’s death as is administratively feasible or as the Member’s beneficiary elects subject to the limitations and provision of Section 9(b)(ii). Distributions of death benefits from the Member’s Company Stock Account shall be completed by the end of the calendar year containing the fifth anniversary of the Member’s death.

If the Member dies on or after the date distributions begin and there is a designated beneficiary, the minimum amount that will be distributed from the Member’s Non-Company Stock Account for each distribution calendar year after the year of the Member’s death is the quotient obtained by dividing the Member’s Non-Company Stock Account balance by the longer of the remaining life expectancy of the Member or the remaining life expectancy of the Member’s designated beneficiary, determined as follows:

(A)         The Member’s remaining life expectancy is calculated using the age of the Member in the year of death, reduced by one for each subsequent year.

(B)         If the Member’s surviving spouse is the Member’s sole designated beneficiary, the remaining Life expectancy of the surviving spouse is calculated for each Distribution calendar year after the year of the Member’s death using the surviving spouse’s age as of the spouse’s birthday in that year. For distribution calendar years after the year of the surviving spouse’s death, the remaining life expectancy of the surviving spouse is calculated using the age of the surviving spouse as of the spouse’s birthday in the calendar year of the spouse’s death reduced by one for each subsequent calendar year.

(C)         If the Member’s surviving spouse is not the Member’s sole designated beneficiary, the designated beneficiary’s remaining life expectancy is calculated using the age of the beneficiary in the year following the year of the Member’s death, reduced by one for each subsequent year.

If the Member dies on or after the date distributions begin and there is no designated beneficiary as of September 30 of the year after the year of the Member’s death, the minimum amount that will be distributed from the Member’s Non-Company Stock Account for each distribution calendar year after the year of the Member’s death is the quotient obtained by dividing the Member’s Non-Company Stock Account balance by the Member’s remaining life expectancy calculated using the age of the Member in the year of death, reduced by one for each subsequent year.

If the Member dies before the date distributions begin and there is a designated beneficiary, the minimum amount that will be distributed from the Member’s Non-Company Stock Account for each distribution calendar year after the year of the Member’s death is the quotient obtained by dividing the Member’s Non-Company Stock Account balance by the remaining life expectancy of the Member’s designated beneficiary, determined as provided in this Section 9(a)(iii).

If the Member dies before the date distributions begin and there is no designated beneficiary as of September 30 of the year following the year of the Member’s death, distribution of the Member’s entire interest in the Member’s Non-Company Stock Account will be completed by December 31 of the calendar year containing the fifth anniversary of the Member’s death.

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If the Member dies before the date distributions begin, the Member’s surviving spouse is the Member’s sole designated beneficiary, and the surviving spouse dies before distributions are required to begin to the surviving spouse under Section 9(b)(i)(A), this Section 9(a)(iii) will apply as if the surviving spouse were the Member.

(iv)        DEFINITIONS. For purposes of this Section 9, the following definitions shall be used in determining the required minimum distributions.

(a)          “Designated beneficiary”. The individual who is designated as the beneficiary under the Plan and is the designated beneficiary under Section 401(a)(9) of the Internal Revenue Code and Section 1.401(a)(9)-1, Q&A-4, of the Treasury Regulations.

(b)          “Distribution calendar year”. A calendar year for which a mini-mum distribution is required. For distributions beginning before the Member’s death, the first distribution calendar year is the calendar year immediately pre-ceding the calendar year which contains the Member’s required beginning date.

For distributions beginning after the Member’s death, the first distribution calendar year is the calendar year in which distributions are required to begin under Section 9(b). The required minimum distribution for the Member’s first distribution calendar year will be made on or before the Member’s required beginning date. The required minimum distribution for other distribution calendar years, including the required minimum distribution for the distribution calendar year in which the Member’s required beginning date occurs, will be made on or before December 31 of that distribution calendar year.

(c)          “Life expectancy”. Life expectancy as computed by use of the Single Life Table in Section 1.401(a)(9)-9 of the Treasury regulations.

(d)          “Member’s Non-Company Stock Account balance”. The account balance in the Non-Company Stock Account as of the last valuation date in the calendar year immediately preceding the distribution calendar year (valuation calendar year) increased by the amount of any contributions made and allocated or forfeitures allocated to the account balance as of dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date. The account balance for the valuation calendar year includes any amounts rolled over or transferred to the Plan either in the valuation calendar year or in the distribution calendar year if distributed or transferred in the valuation calendar year.

(e)          “Required beginning date”. The date specified in Section 9(a)(ii) of the Plan when distributions under Section 401(a)(9) of the Internal Revenue Code are required to begin.

(b)          BENEFIT FORMS.

(i)          NON-COMPANY STOCK ACCOUNT. A Member may elect any method of distribution for the payment of benefits from the Non-Company Stock Account as administratively feasible (except a distribution in the form of an annuity). The Member’s entire interest in the Non-Company Stock Account will be distributed, or begin to be distributed, to the Member no later than the Member’s required beginning date. If the Member dies before distributions begin, the Member’s entire interest in the Non-Company Stock Account will be distributed, or begin to be distributed, no later than as follows:

(A)         If the Member’s surviving spouse is the Member’s sole designated beneficiary, then, distributions to the surviving spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Member, or by December 31 of the calendar year in which the Member would have attained age 70 1/2, if later.

(B)         If the Member’s surviving spouse is not the Member’s sole designated beneficiary, then, distributions to the designated beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Member died.

(C)         If there is no designated beneficiary as of September 30 of the year following the year of the Member’s death, the Member’s entire interest in the Non-Company Stock Account will be distributed by December 31 of the calendar containing the fifth anniversary of the Member’s death.

(D)         If the Member’s surviving spouse is the Member’s sole designated beneficiary and the surviving spouse dies after the Member but before distributions to the surviving spouse begin, this Section 9(b)(i) other than Section 9(b)(i)(A), will apply as if the surviving spouse were the Member.

For purposes of this Section 9(b)(i) and Section 9(a)(iii), unless Section 9(b)(i)(D) applies, distributions are considered to begin on the Member’s required beginning date. If Section 9(b)(i)(D) applies, distributions are considered to begin on the date distributions are required to begin to the surviving spouse under Section 9(b)(i)(D).

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During the Member’s lifetime if the distribution is not made in a lump sum, the minimum amount from the Non-Company Stock Account that will be distributed for each distribution calendar year is the lesser of:

(A)         The quotient obtained by dividing the Member’s Non-Company Stock Account balance by the distribution period in the Uniform Lifetime Table set forth in Section 1.401(a)(9)-9 of the Treasury regulations, using the Member’s age as of the Member’s birthday in the distribution calendar year; or

(B)         If the Member’s sole designated beneficiary for the distribution calendar year is the Member’s spouse, the quotient obtained by dividing the Member’s account balance by the number in the Joint and Last Survivor Table set forth in Section 1.401(a)(9)-9 of the Treasury regulations, using the Member’s and spouse’s attained ages as of the Member’s and spouse’s birthdays in the distribution calendar year. Required minimum distributions will be determined under this Section 9(b)(i) beginning with the first distribution calendar year and up to and including the distribution calendar year that includes the Member’s date of death.

(ii)         COMPANY STOCK ACCOUNT. If the Member elects, the payment of benefits from the Company Stock Account shall commence not later than one (1) year after the close of the Plan Year:

(A)         in which the Member separates from service by reason of attainment of Normal Retirement Date, Disability or death; or

(B)         which is the fifth (5th) Plan Year in which the Member otherwise separates from service, except that this subsection shall not apply if the Member is reemployed by a Participating Company before distribution is required to commence under this subsection.

Distributions from the Company Stock Account shall be made either in shares of Company Stock or in cash, as elected by the Member. The Member shall receive notice of this right prior to any distribution from the Company Stock Account.

(iii)        PAYMENT OF BENEFITS. Unless the Member elects a lump sum distribution, the payment of benefits under Subsection 9(b)(ii) shall be made in any manner selected by the Member over five years, as long as a minimum amount, calculated in a similar manner to that described in Section 9(b)(i) is made for any distribution calendar year.

(iv)        IRC 401(a)(31) COMPLIANCE.

(A)         GENERAL RULE. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee’s election under this subsection, a distributee may elect, at the time and in the manner prescribed by the Committee, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributes in a direct rollover. For taxable years beginning after December 31, 2006, a Member may elect to transfer employee (after-tax) or Roth elective deferral contributions by means of a direct rollover to a qualified plan or to a 403(b) plan that agrees to account separately for amounts so transferred, including accounting separately for the portion of such distribution which is includible in gross income and the portion of such distribution which is not includible in gross income.

(B)         DEFINITIONS.

1.          ELIGIBLE ROLLOVER DISTRIBUTION. An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributes, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributes or the joint lives (or joint life expectancies) of the distributes and the distributee’s designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required u1nder section 401(a)(9) of the Code; and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities). Notwithstanding this paragraph (a), effective January 1, 2000, “eligible rollover distribution” excludes hardship withdrawals as defined in Code § 401(k)(2)(B)(i)(IV), which are attributable to the Member’s elective contributions under Treas. Reg. § 1.401(k)(1)(d)(2)(ii).

2.          ELIGIBLE RETIREMENT PLAN. An eligible retirement plan is an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in section 408(b) of the Code, an annuity plan described in section 403(a) of the Code, or a qualified trust described in section 401(a) of the Code, that accepts the distributee’s eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

3.          DISTRIBUTEE. A distributee includes an Employee or former Employee. In addition, the Employee’s or former Employee’s surviving spouse and the Employee’s or former Employee’s spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse.

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4.          DIRECT ROLLOVER. A direct rollover is a payment by the Plan to the eligible retirement plan specified by the distributees.

(vi)        DIRECT ROLLOVER OF NON-SPOUSE DISTRIBUTIONS. For distributions after December 31, 2006, a non-spouse beneficiary who is a “designated beneficiary” under Code §401(a)(9)(E) and the regulations thereunder, by a direct trustee-to-trustee transfer (“direct rollover”), may roll over all or any portion of his/her distribution to an individual retirement account the beneficiary establishes for purposes of receiving the distribution. In order to be able to roll over the distribution, the distribution otherwise must satisfy the definition of an eligible rollover distribution.

(A)         Although a non-spouse beneficiary may roll over directly a distribution as provided above, the distribution is not subject to the direct rollover requirements of Code §401(a)(31), the notice requirements of Code §402(f) or the mandatory withholding requirements of Code §3405(c). If a non-spouse beneficiary receives a distribution from the Plan, the distribution is not eligible for a “60-day” rollover.

(B)         If the Member’s named beneficiary is a trust, the Plan may make a direct rollover to an individual retirement account on behalf of the trust, provided the trust satisfies the requirements to be a designated beneficiary within the meaning of Code §401(a)(9)(E).

(C)         A non-spouse beneficiary may not roll over an amount which is a required minimum distribution, as determined under applicable Treasury regulations and other Revenue Service guidance. If the Member dies before his/her required beginning date and the non-spouse beneficiary rolls over to an IRA the maximum amount eligible for rollover, the beneficiary may elect to use either the 5-year rule or the life expectancy rule, pursuant to Treas. Reg. §1.401(a)(9)-3, A-4(c), in determining the required minimum distributions from the IRA that receives the non-spouse beneficiary’s distribution.

(c)          ACCOUNT BALANCES LESS THAN $1,000. If a terminated Member’s account balance does not exceed (nor ever exceeded) $1,000 prior to his termination, said Member’s account may be immediately distributed without his consent. The value of a Member’s nonforfeitable account balance shall be determined by including that portion of the account balance that is attributable to rollover contributions (and earnings allocable thereto) within the meaning of Sections 402(c), 403(a)(4), 403(b)(8), 408(d)(3)A)(ii), and 457(e)(16) of the Code. If the value of the terminated Member’s nonforfeitable account balance as so determined is $1,000 or less, then the plan shall immediately distribute the Member’s entire nonforfeitable account balance.

(d)          DEFINITIONS. The following definitions shall apply to Section 7 and 9 hereof:

(i)          “Immediately distributable benefit” shall mean the vested Account balance which could be distributed to a Member (or surviving spouse) before said Member attains (or would have attained if not deceased) the later of Normal Retirement Age or age 62.

(ii)         “Spouse” (surviving spouse) shall mean the spouse or surviving spouse of the Member, provided that a former spouse will not be treated as the spouse or surviving spouse if the Member re-marries within 1 year of the annuity starting date, and remains married for the 1 year period ending on the date of death.

(e)          WITHHOLDING. All distributions under the plan are subject to federal, state and local withholding as required by applicable law as in effect from time to time.

10.         IN-SERVICE DISTRIBUTIONS

(a)          VOLUNTARY POST-TAX ACCOUNT. A Member shall have the right to withdraw all or a portion of his Voluntary Post-Tax Account at any time following the Member’s delivery of a request for withdrawal to the Service Center. No more than one such distribution shall be made to any Member in any twenty-four (24) month period. Should such a request involve a fractional share of Company Stock or Qualifying Employer Securities, the value of such fractional share shall be based on the sale price of such Company Stock or Qualifying Employer Securities.

(b)          ROLLOVER ACCOUNT. A Member shall have the right to withdraw all or a portion of his Rollover Account, determined as of the immediately preceding Valuation Date upon the Member’s delivery of a request for withdrawal to the Service Center. Should such a request involve a fractional share of Company Stock or Qualifying Employer Securities, the value of such fractional share shall be based on the sale price of such Company Stock or Qualifying Employer Securities.

(c)          AGE 59 ½. A Member who has attained age 59 ½ shall have the right to withdraw all or a portion of his Company Stock Account and his Non-Company Stock Account by delivering a request for withdrawal to the Service Center. Should such a request involve a fractional share of Company Stock or Qualifying Employer Securities, the value of such fractional share shall be based on the sale price of such Company Stock or Qualifying Employer Securities.

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(d)          FIVE YEARS OF PARTICIPATION. A Member who has completed five (5) or more years of Plan participation shall have the right to withdraw all or a portion of his Company Stock Account (excluding any shares attributable to Safe Harbor Non-Elective Contributions and Elective Deferrals) by delivering a request for withdrawal to the Service Center. Should such a request involve a fractional share of Company Stock or Qualifying Employer Securities, the value of such fractional share shall be based on the sale price of such Company Stock or Qualifying Employer Securities.

(e)          DISABILITY. A Member who has met the definition of Disability under the Plan shall have the right to withdraw all or a portion of his Company Stock and his Non-Company Stock Account by delivering a request for withdrawal to the Service Center. Should such a request involve a fractional share of Company Stock or Qualifying Employer Securities, the value of such fractional share shall be based on the sale price of such Company Stock or Qualifying Employer Securities.

11.         LOANS

(a)          APPLICATION. The Committee shall grant loans in a uniform and nondiscretionary manner. If a Member wishes to make a loan from his Account while he is employed, he must contact the Service Center and specify the amount to be borrowed. A Member may not obtain a loan after termination of employment, nor may any Beneficiary of a Member obtain a loan. The Committee may deny a loan to any Member who failed to repay a previous loan according to its repayment schedule.

(b)          ADMINISTRATION. Loans will be administered by the Committee. The Committee shall determine all issues governing the eligibility of Members to receive loans, the terms and condition of the loans and the identification and treatment of loans which are in default. Any determination by the Committee in conjunction with a loan shall be made in its sole discretion, and such determinations shall be final. The Committee may adopt a Loan Policy.

(c)          MINIMUM REQUIREMENTS. Loans shall be subject to the following rules:

(i)          PRINCIPAL AMOUNT. The principal amount of the loan to a Member shall be subject to a minimum of one thousand dollars ($1,000) and it may not exceed, when added to the outstanding balance of all other loans to the Member from the Plan, the lesser of (A) $50,000, reduced by the excess of the highest outstanding balance of loans to the Member from the Plan (or any other qualified Plan of the Employer) during the one-year period ending on the day before the date on which such loan was made over the outstanding balance of loans to the Member from the Plan or, the date on which such loan is so made or (B) 50% of the Member’s nonforfeitable Account on the Valuation Date preceding the date on which the loan is made.

(ii)         MAXIMUM TERM. Generally, the term of the loan may not exceed five years. However, if the Member demonstrates that the purpose of a loan is to acquire a principal residence for the Member, then the maximum term shall be fifteen years.

(iii)        INTEREST RATE. The interest rate shall be determined by the Committee from time to time at a rate equivalent to that charged by major financial institutions in the community for comparable loans at the time the loan is made.

(iv)        REPAYMENT. The loan shall be repaid over its term in level installment payments made at least monthly. If the Member is an active employee, the payments shall correspond to the Member’s payroll period. As a condition precedent to approval of the loan, the Member shall be required to authorize payroll withholding in the amount of each installment. Prepayment of the entire outstanding balance of a loan may be made at any time. If a Member terminates employment, he may continue his scheduled loan repayments by personal check, or other cash equivalent, not less frequently than monthly.

(v)         COLLATERAL. The loan shall be secured by the Member’s Account to the extent of the principal amount of the loan plus accrued interest. No more than 50% of the Member’s vested Account balance may be used to secure a loan. The Committee, according to a uniform rule, may require a Member to post additional collateral to secure a loan.

(vi)        DISTRIBUTION OF ACCOUNT. If the nonforfeitable portion of a Member’s Account is to be distributed prior to the Member’s payment of all principal and accrued interest due on any loan to such Member, the distribution shall include as an offset the amount of unpaid principal and interest due on the loan.

(vii)       NOTES. All loans shall be evidenced by a note containing such terms and conditions as the Committee shall require.

(viii)      MULTIPLE LOANS. A Member shall be permitted only one outstanding loan at any time.

(d)          ACCOUNTING. Any loan to a Member and all earnings or losses on such loan shall be treated as a Member directed investment. The Plan will credit the Member’s account with the interest earned on the note and with the member payments received from the member.

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(e)          UNPAID LEAVE OF ABSENCE. A Member with an outstanding Member loan may suspend loan payments to the Plan for up to 12 months for any period during which the Member is on an unpaid leave of absence. Upon the Member’s return to employment (or after the end of the 12-month period, if earlier), the Member’s outstanding loan will be reamortized over the remaining period of such loan to make up for the missed payments. The reamortized loan may extend beyond the original loan term so long as the loan is paid in full by whichever of the following dates comes first: (1) the date which is five (5) years from the original date of the loan (or the end of the suspension, if sooner), or (2) the original loan repayment deadline (or the end of the suspension period, if later) plus the length of the suspension period.

(f)           MILITARY LEAVE. A Member with an outstanding Member loan also may suspend loan payments for any period such Member is on military leave, in accordance with Code § 414(u)(4). Upon the Member’s return from military leave (or the expiration of five years from the date the Member began his military leave, if earlier), loan payments will recommence under the amortization schedule in effect prior to the Member’s military leave, without regard to the five-year maximum loan repayment period. Alternatively, the loan may be reamortized to require a different level of loan payment, as long as the amount and frequency of such payments are not less than the amount and frequency under the amortization schedule in effect prior to the Member’s military leave.

12.          TITLE TO ASSETS

No person or entity shall have any legal or equitable right or interest in the contributions made by any Participating Company, otherwise received into the Fund, or in any assets of the Fund, except expressly provided in the Plan.

13.          AMENDMENT AND TERMINATION

(a)          AMENDMENT. In accordance with the provisions of subsection 2(e)(i) hereof, the provisions of this Plan may be amended by the Company from time to time and at any time in whole or in part, provided that no amendment shall be effective unless the Plan as so amended shall be for the exclusive benefit of the Members and their beneficiaries. No amendment to the Plan shall be effective to the extent that it has the effect of decreasing a Member’s Account balance or eliminating an optional form of benefit, with respect to benefits attributable to service before the amendment. Furthermore, if the vesting schedule of the Plan is amended, in the case of an Employee who is a Member as of the later of the date such amendment is adopted or the date it becomes effective, the nonforfeitable percentage (determined as of such date) of such Employee’s right to his Account balance will not be less than his percentage computed under the plan without regard to such amendment.

(b)          TERMINATION. While it is the Company’s intention to continue the Plan in operation indefinitely, the right is, nevertheless, expressly reserved to terminate the Plan in whole or in part or discontinue contributions in the event of unforeseen conditions. Any such termination, partial termination or discontinuance of contributions shall be effected only upon condition that such action is taken as shall render it impossible for any part of the corpus of the Fund or the income therefrom to be used for, or diverted to, purposes other than the exclusive benefit of the Members and their beneficiaries.

(c)          CONDUCT ON TERMINATION. If the Plan is to be terminated at any time without establishment of a successor plan, the Company shall give written notice to the Trustee which shall thereupon revalue the assets of the Fund and the accounts of the Members as of the date of termination, partial termination or discontinuance of contributions and, after discharging and satisfying any obligations of the Plan, shall allocate all unallocated assets to the Accounts of the Members at the date of termination, partial termination or discontinuance of contributions as provided for in Section 6. Upon termination, partial termination or discontinuance of contributions the Accounts of Members affected thereby shall be nonforfeitable. The Committee, in its sole discretion, shall instruct the Trustee either (i) to pay over to each affected Member his Account or (ii) to continue to control and manage the Fund for the benefit of the Members to whom distributions will be made in later periods at the time provided in Section 8 and in the manner provided in Section 9.

For purposes of this paragraph, “successor plan” shall be as defined in Code Section 1.401(k) - 1(d)(3).

14.          LIMITATION OF RIGHTS

(a)          ALIENATION. None of the payments, benefits or rights of any Member shall be subject to any claim of any creditor of such Member, and in particular, to the fullest extent permitted by law, shall be free from attachment, garnishment, trustee’s process, or any other legal or equitable process available to any creditor of such Member. No Member shall have the right to alienate, anticipate, commute, pledge, encumber or assign any of the benefits or payments which he may expect to receive, contingently or otherwise, under this Plan, except the right to designate a beneficiary or beneficiaries as herein above provided. For purposes of this subsection, neither a loan made to a Member nor the pledging of the Member’s Account as security therefor, both pursuant to Section 11, shall be treated as an assignment or alienation unless such loan is subject to the tax imposed by Section 4975 of the Code.

(b)          QUALIFIED DOMESTIC RELATIONS ORDER EXCEPTION. Subsection 14(a) shall not apply to the creation, assignment or recognition of a right to any benefit payable with respect to a Member under a qualified domestic relations order within the meaning of Section 414(p) of the Code.

In the case of any payment before a Member has separated from service, such an order may require that payment of benefits be made to an Alternate Payee prior to the date on which the Member is entitled to a distribution under the Plan, regardless of whether the Member has attained the earliest retirement age under Section 414(p)(4) of the Code. However, if the present value of the amount awarded to the Alternate Payee by the qualified domestic relations order is greater than one thousand dollars ($1,000), the Alternate Payee must consent in writing before an immediate distribution may be made.

Payment made pursuant to this subsection may be made to the Alternate Payee:

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(1)         as if the Member had retired on the date on which payments are to begin, based on the Account balances actually credited, and not considering any Participating Company subsidy for early retirement, and

(2)         in any form in which such benefits may be paid under the Plan to the Member (other than in the form of a joint and survivor annuity with respect to the Alternate Payee and such Payee’s subsequent spouse).

For purposes of this subsection, “Alternate Payee” shall mean the spouse, former spouse, child or other dependent of a Member who is recognized by a Qualified Domestic Relations Order as having a right to receive all, or a portion of, the benefits payable under the Plan with respect to a Member.

Effective April 6, 2007, a domestic relations order that otherwise satisfies the requirements for a qualified domestic relations order (“QDRO”) will not fail to be a QDRO: (i) solely because the order is issued after, or revises, another domestic relations order or QDRO; or (ii) solely because of the time at which the order is issued, including issuance after the annuity starting date or after the Member’s death. A domestic relations order described in this paragraph is subject to the same requirements and protections that apply to QDROs.

(c)          EMPLOYMENT. Neither the establishment of the Plan, nor any modification thereof, nor the creation of any fund, trust or account, nor the payment of any benefit shall be construed as giving any Member or Employee, or any person whomsoever, any legal or equitable right against any Participating Company, the Trustee or the Committee, unless such right shall be specifically provided for in the Trust Agreement or the Plan or conferred by affirmative action of the Committee or the Company in accordance with the terms and provisions of the Plan or as giving any Member or Employee the right to be retained in the employ of any Participating Company. All Members and other Employees shall remain subject to discharge to the same extent as if the Plan had never been adopted.

15.         MERGERS, CONSOLIDATIONS OR TRANSFERS OF PLAN ASSETS

In the case of any Plan merger or Plan consolidation with, or transfer of assets or liabilities of the Plan to, any other qualified retirement plan, each Member in the Plan must be entitled to receive a benefit immediately after the merger, consolidation, or transfer (if the Plan were then to terminate) which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation, or transfer (if the Plan had been terminated).

16.         PARTICIPATION BY RELATED ENTITIES

(a)          COMMENCEMENT. Any entity which is a Related Entity with respect to the Company may, with the permission of the Board of Directors, elect to adopt this Plan and the accompanying Trust Agreement.

(b)          TERMINATION. The Company may, by action of the Board of Directors, determine at any time that any such Participating Company shall withdraw and establish a separate plan and fund. The withdrawal shall be affected by a duly executed instrument delivered to the Trustee instructing it to segregate the assets of the Fund allocable to the Employees of such Participating Company and pay them over to the separate fund.

(c)          SINGLE PLAN. The Plan shall at all times be administered and interpreted as a single plan for the benefit of the Employees of all Participating Companies.

(d)          DELEGATION OF AUTHORITY. Each Participating Company, by adopting the Plan, acknowledges that the Company has all the rights and duties thereof under the Plan and the Trust Agreement, including the right to amend the same.

(e)          DISPOSITION OF ASSETS OR SUBSIDIARY. Distributions may be made in connection with the Company’s disposition of assets or a subsidiary to those Members who continue in employment with the Purchaser of the assets or with the subsidiary, provided that the purchaser or the subsidiary does not maintain the Plan after the disposition.

(f)          FORM OF DISTRIBUTIONS. All distributions made pursuant to this Section 16 shall be lump sum distributions as defined in Code section 402(d)(4), without regard to subparagraphs (A)(i) through (iv), (B), and (F) of said Code section.

17.         TOP-HEAVY REQUIREMENTS

(a)          GENERAL RULE. For any Plan Year in which the Plan is a top-heavy plan or included in a top-heavy group as determined under this Section, the special requirements of this Section shall apply. The Plan shall be a top-heavy plan (if it is not included in an “aggregation group”) or a plan included in a top-heavy group (if it is included in an aggregation groups’) with respect to any Plan Year if the sum as of the “determination date” of the “cumulative accounts” of “key employees” for the Plan Year exceeds 60% of a similar sum determined for all “employees”, excluding “employees” who were “key employees” in prior Plan Years only.

(b)          DEFINITIONS. For purposes of this Section, the following definitions shall apply to be interpreted in accordance with the provisions of Section 416 of the Code and the regulations thereunder.

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(i)          “AGGREGATION GROUP” shall mean the plans of each Participating Company or a Related Entity included below:

(A)         each such plan in which a “key employee” is a Member;

(B)         each other such plan which enables any plan in subsection (A) above to meet the requirements of Section 401(a)(4) or 410 of the Code;

(C)         each other plan not required to be included in the “aggregation group” which the Company elects to include in the “aggregation group” in accordance with the “permissive aggregation group” rules of the Code if such group would continue to meet the requirements of Sections 401(a)(4) and 410 of the Code with such plan being taken into account; and

(D)         each terminated plan of the Company that was maintained within the last five (5) years ending on the “determination date”.

(ii)         “CUMULATIVE ACCOUNT” for any “employee” shall mean the sum of the amount of his accounts under this Plan plus all defined contribution plans included in the “aggregation group” (if any) as of the most recent valuation date for each such plan within a twelve-month period ending on the “determination date”, increased by any contributions due after such valuation date and before the “determination date” plus the present value of his accrued benefit under all defined benefit pension plans included in the “aggregation group” (if any) as of the “determination date”. For a defined benefit plan, the present value of the accrued benefit as of any particular determination date shall be the amount determined under (A) the method, if any, that uniformly applies for accrual purposes under all plans maintained by the Participating Companies and all Related Entities, or (B) if there is no such method, as if such benefit accrued not more rapidly than under the slowest accrual rate permitted under the fractional accrual rule of Section 411(b)(1)(C) of the Code, as of the most recent valuation date for the defined benefit plan, under actuarial equivalent factors specified therein, which is within a twelve-month period ending on the determination date. For this purpose, the valuation date shall be the date for computing plan costs for purposes of determining the minimum funding requirement under Section 412 of the Code. “Cumulative accounts” of “employees” that have not performed an Hour of Service for any Participating Company or Related Entity for the one-year period ending on the “determination date” shall be disregarded. An “employee’s” “cumulative account” shall be increased by the aggregate distributions during the one-year period ending on the “determination date” made with respect to him under any plan in the “aggregation group”. In the case of a distribution made for a reason other than severance from employment, death or disability, this provision shall be applied by substituting “five-year period” for “one-year period”. Rollovers and direct plan-to-plan transfers to this Plan or to a plan in the “aggregation group” shall be included in the “employee’s” “cumulative account” unless the transfer is initiated by the “employee” and made from a plan maintained by an employer which is not a Participating Company or Related Entity.

(iii)        “DETERMINATION DATE” shall mean with respect to any Plan Year the last day of the preceding Plan Year; however, for the first Plan Year the term shall mean the last day of such Plan Year.

(iv)        “EMPLOYEE” shall mean any person (including a beneficiary thereof) who has or had an Account held under this Plan or a plan in the “aggregation group” including this Plan at any time during the Plan Year or any of the four preceding Plan Years. Any “employee” other than a “key-employee” described in subsection 17(b)(v) shall be considered a “non-key employee” for purposes of this Section 17.

(v)         “KEY EMPLOYEE” Key employee means any employee or former employee (including any deceased employee) who at any time during the plan year that includes the determination date was an officer of the employer having annual compensation greater than $130,000 (as adjusted under Section 416(i)(1) of the Code for plan years beginning after December 31, 2002), a 5-percent owner of the employer, or a 1-percent owner of the employer having annual compensation of more than $150,000. For this purpose, annual compensation means compensation within the meaning of Section 415(c)(3) of the Code. The determination of who is a key employee will be made in accordance with Section 416(i)(1) of the Code and the applicable regulations and other guidance of general applicability issued thereunder.

For purposes of determining ownership under this subsection, Section 318(a)(2)(C) of the Code shall be applied by substituting 5% for 50%.

(vi)        “COMPENSATION” For purposes of this Section 17, “Compensation” shall mean compensation for the entire Plan Year as defined in Section 415(c)(3) of the Code, but including amounts contributed by the employer pursuant to a salary reduction agreement which are excludable from the Employee’s gross income under Section 125, Section 402(e)(8), Section 402(h), Section 403(b), Section 408(p) and Section 457.

(c)          VESTING. Company contributions to the Member’s Company Stock Account and Non-Company Stock Account shall be 100% vested immediately upon the allocation of the contribution.

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(d)          MINIMUM CONTRIBUTION. Minimum Participating Company contributions and forfeitures for a Member who is not a “key employee” shall be required in an amount equal to the lesser of 3% of compensation (as defined in subsection 17(b)(vi) herein) or the highest percentage of Participating Company contributions and forfeitures expressed as a percentage of the first $200,000 (or an increased amount permitted under a cost of living adjustment), contributed for any “key employee” under Section 4. (Effective for Plan Years beginning after December 31, 1993, the $200,000 limitation shall be reduced to $150,000 or any indexed amount pursuant to Code section 401(a)(17)). The annual compensation of each Member taken into account in determining allocations for any plan year beginning after December 31, 2001, shall not exceed $200,000, as adjusted for cost-of-living increases in accordance with Section 401(a)(17)(B) of the Code. Annual compensation means compensation during the plan year or such other consecutive 12-month period over which compensation is otherwise determined under the plan (the determination period). The cost-of-living adjustment in effect for a calendar year applies to annual compensation for the determination period that begins with or within such calendar year. If the highest rate allocated to a “key employee” for a year in which the plan is top heavy is less than 3%, amounts attributable to a salary reduction shall be included in determining contributions made on behalf of “key employees.” For purposes of this subsection, employer social security contributions shall be disregarded. Each “non-key employee” of a Participating Company who has not separated from service at the end of the Plan Year and who has satisfied the eligibility requirements of subsection 3(a) shall receive any minimum contribution provided under this Section 17 without regard to (i) whether he is credited with 1,000 Hours of Service in the Plan Year (ii) earnings level for the Plan Year or (iii) whether he elects to make contributions under subsection 4(a). If an “employee” participates in both a defined benefit plan and a defined contribution plan, the minimum benefit shall be provided under the defined benefit plan. If an “employee” participates in another defined contribution plan. the minimum benefit shall be provided under the other defined contribution plan.

18.         MISCELLANEOUS

(a)          INCAPACITY. If the Committee determines that a person entitled to receive any benefit payment is under a legal disability or is incapacitated in any way so as to be unable to manage his financial affairs, the Committee may make payments to such person for his benefit, or apply the payments for the benefit of such person in such manner as the Committee considers advisable. Any payment of a benefit in accordance with the provisions of this subsection shall be a complete discharge of any liability to make such payment.

(b)          REVERSIONS. In no event, except as provided herein, shall the Trustee return to a Participating Company any amount contributed by it to the Plan.

(i)          MISTAKE OF FACT. In the case of a contribution made by a good faith mistake of fact, the Trustee shall return portion of the contribution, without increase for investment earnings, but with decrease for investment losses, if any, within one year after payment of the contribution to the Fund.

(ii)          DEDUCTIBILITY. To the extent deduction of any contribution determined by the Company in good faith to be deductible is disallowed, the Trustee, at the option of the Company, shall return that portion of the contribution, without increase for investment earnings but with decrease for investment losses, if any, for which deduction has been disallowed within one year after the disallowance of the deduction.

(iii)         INITIAL QUALIFICATION. In the event there is a determination that the Plan does not initially satisfy all applicable requirements of Section 401 of the Code, all contributions made by a Participating Company incident to that initial qualification shall be returned to the Participating Company by the Trustee within one year after the date on which the initial qualification is denied, but only if the Company submitted an application for such initial determination by the due date of the Company’s income tax return for the taxable year in which the Plan was adopted, or such later date as the Secretary may prescribe.

(iv)         LIMITATION. No return of contribution shall be made under this subsection which adversely affects the Plan’s qualified status under regulations, rulings or other published positions of the Internal Revenue Service or reduces a Member’s Account below the amount it would have been had such contribution not been made.

(c)          EMPLOYEE DATA. The Committee or the Trustee may require that each Employee provide such data as it deems necessary upon his becoming a member in the Plan. Each Employee, upon becoming a Member, shall be deemed to have approved of and to have acquiesced in each and every provision of the Plan for every provision of the Plan for himself, his personal representatives, distributees, legatees, assigns, and beneficiaries.

(d)          LAW GOVERNING. This Plan shall be construed, administered and applied in a manner consistent with the laws of the State of Mississippi.

(e)         PRONOUNS. The use of the masculine pronoun shall be extended to include the feminine gender wherever appropriate.

(f)          INTERPRETATION. The Plan is a combination of an Employee Stock Ownership Plan and a 401(k) Plan including a qualified, tax exempt trust under Sections 401(a) and 501(a) of the Code. The Plan shall be interpreted in a manner consistent with its satisfaction of all requirements of the Code applicable to such a plan.

19.         401(K) PLAN PROVISIONS

(a)          401(K) PLAN. This Section 19 applies to the portion of the Plan that is treated as a Code §401(k) Plan.

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(b)          SALARY REDUCTION PLAN. The portion of the Plan treated as a 401(k) Plan shall be a salary reduction arrangement.

(i)          SALARY REDUCTION AGREEMENT. A Member (or an Employee in anticipation of becoming a Member) may file a salary reduction agreement with the Plan Administrator. The salary reduction agreement may not be effective earlier than the following date which occurs last: (1) the Member’s Eligibility Date (or, in the case of a re-employed Employee, his/her re-participation date), or (2) the execution date of the Member’s salary reduction agreement.

A salary reduction agreement must specify the dollar amount of Compensation or percentage of Compensation the Member wishes to defer. The salary reduction agreement will apply only to Compensation which becomes currently available to the Member after the effective date of the salary reduction agreement. The Company will apply a salary reduction election to the Member’s Compensation (and to increases in such Compensation). The Plan Administrator in the Plan’s salary reduction agreement form, subject to the Plan terms and applicable Revenue Service guidance, will specify additional rules and restrictions applicable to a Member’s salary reduction agreement.

A Member may make an election to classify all or a part of his or her Elective Deferrals as a Roth 401(k) Deferral. To the extent so classified, a Roth 401(k) Deferral is made with after-tax dollars which will accumulate on a tax-free basis if the contributions remain in the Plan for at least five years after Roth 401(k) Deferrals begin and of which the Member does not take a withdrawal before attaining age 59½, death or Disability. The limit in Code § 402(g) applies to both Roth 401(k) Deferrals and other Elective Deferrals made to the Plan. In addition, to the extent the Plan permits Catch-Up Contributions, Roth Elective Deferrals can be classified as Catch-Up Contributions. The decision to characterize an Elective Deferral as a Roth 401(k) Deferral is made when the contribution is made and such decision is irrevocable. The Roth 401(k) Deferrals and the pre-tax Elective Deferrals will be accounted for separately. The Roth 401(k) Deferral feature may be governed under a separate written administrative policy (if any) established by the Administrator.

For purposes of this Section 19, the term “Catch-Up Contribution” means Elective Deferrals made to the Plan that are in excess of an otherwise applicable plan limit and that are made by Members who are aged 50 or over by the end of their taxable years. An otherwise applicable plan limit is a limit in the Plan that applies to Elective Deferrals without regard to Catch-up Contributions, such as the limits on annual additions, the dollar limitation on Elective Deferrals under Code § 401(g) (not counting Catch-up Contributions) and the limit imposed by the actual deferral percentage (ADP) test under § 401(k)(3). Catch-up Contributions for a Member for a taxable year may not exceed (1) the dollar limit on Catch-up Contributions under Code § 414(v)(2)(B)(k) for the taxable year or (2) when added to other Elective Deferrals, 75 percent of the Member’s Compensation for the taxable year. The dollar limit on Catch-up Contributions under Code § 414(v)(2)(B)(k) is $5,000 for taxable years beginning in 2006 and later years. After 2006, the $5,000 limit will be adjusted by the Secretary of the Treasury for cost-of-living increases under Code § 414(v)(2)(C). Any such adjustments will be in multiples of $500. Catch-up Contributions are not subject to the limits on annual additions, are not counted in the ADP test and are not counted in determining the minimum allocation under Code § 416 (but Catch-up Contributions made in prior years are counted in determining whether the Plan is top-heavy). Provisions in the Plan relating to Catch-up Contributions apply to Elective Deferrals made after 2001.

For purposes of this Section 19, the term “Roth 401(k) Deferral” means a Member’s Elective Deferrals that are includable in the Member’s gross income at the time deferred and which have been irrevocably designated as Roth 401(k) Deferrals by the Member in his or her salary reduction agreement. A Member’s Roth 401(k) Deferrals will be maintained in a separate account containing only the Member’s Roth 401(k) Deferrals and gains and losses attributable to those Roth 401(k) Deferrals.

(ii)         SAFE HARBOR PLAN. Except as otherwise provided in this Plan, in the Code or in other applicable guidance, the Company must satisfy the applicable notice requirements prior to the beginning of the Plan Year to which the safe harbor provisions apply. In addition, except as otherwise indicated, the Company must apply the safe harbor provisions of the entire safe harbor Plan Year, including any short Plan Year. The provisions of this Section 19(b)(ii) apply notwithstanding any contrary provision of the Plan and all other remaining Plan terms continue to apply to the Company’s safe harbor plan. If the Company operationally satisfies the safe harbor provisions of this Section 19(b)(ii), the Company is not subject to the nondiscrimination provisions of Section 19(h) (ADP test).

(A)         For purposes of this Section 19(b)(ii), Compensation is limited and for purposes of allocating the Company’s safe harbor contribution, the Company must apply a nondiscriminatory definition of Compensation.

(B)         The Safe Harbor Non-Elective Contribution is a fixed non-elective contribution in an amount selected by the Company as long as it equals at least 3% of each Member’s Compensation. The Plan Administrator must allocate the Company’s safe harbor contribution without regard to any other allocation conditions, but the Plan Administrator will not allocate a safe harbor contribution where the allocation would exceed a Member’s Code §§415 or 402(g) limitation or where the Member is suspended from making deferrals under Section 19(k)(i)(A). The Plan Administrator must allocate the safe harbor contribution to all Members. A Member’s Account Balance attributable to safe harbor contributions is at all times 100% Vested and subject to the distribution restrictions described in Section 19(c)(iv). The Company’s safe harbor contribution is not subject to nondiscrimination testing under Section 19(h) (ADP test).

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If the Company elects Section 19(b)(ii) and also elects to apply permitted disparity in allocating the Company’s nonelective contributions, it may not include within the permitted formula allocation, any of the Company’s safe harbor contributions. The Company may elect to make the safe harbor contribution to another defined contribution plan maintained by the Company.

(C)         The Plan Administrator annually must provide a safe harbor notice to each Member a reasonable period prior to each Plan Year for which the Company has elected to apply the safe harbor provision. For this purpose, the Plan Administrator is deemed to provide timely notice if the Plan Administrator provides the safe harbor notice at least 30 days and not more than 90 days prior to the beginning of the safe harbor Plan Year. The safe harbor notice must provide comprehensive information regarding the Members’ rights and obligations under the Plan and must be written in a manner calculated to be understood by the average Member. If an Employee becomes eligible to participate in the Plan after the Plan Administrator has provided the annual safe harbor notice, the Plan Administrator must provide the safe harbor notice no later than the Employee’s Plan Eligibility Date. A Member may make or modify a salary reduction agreement under the Company’s safe harbor 401(k) Plan for 30 days following receipt of the safe harbor notice, or if greater, for the period the Plan Administrator specifies in the salary reduction agreement.

(iii)        ELECTION NOT TO PARTICIPATE. A Member’s or Employee’s election not to participate includes his right to enter into a salary reduction agreement.

(iv)        TWELVE MONTH REQUIREMENT. Except as provided in Regulation Sections 1.401(k)-3(e) and 1.401(k)-3(f), and below, the Plan will fail to satisfy the requirements of Code Section 401(k)(12) and this Section for a Plan Year unless such provisions remain in effect for an entire twelve (12) month Plan Year.

(v)         SHORT PLAN YEAR. If a Plan has a short Plan Year as a result of changing its Plan Year, then the Plan will not fail to satisfy the requirements of Section 19(b)(ii) of the Plan merely because the Plan Year has less than twelve (12) months, provided that:

(1)         The Plan satisfied the ADP Test Safe Harbor and/or ACP Test Safe Harbor requirements for the immediately preceding Plan Year; and

(2)         The Plan satisfies the ADP Test Safe Harbor and/or ACP Test Safe Harbor requirements (determined without regard to Regulation Section 1.401(k)-3(g)) for the immediately following Plan Year (or for the immediately following twelve (12) months if the immediately following Plan Year is less than twelve (12) months).

(vi)        TERMINATION. A Company may terminate the Plan during a Plan Year in accordance with Plan termination provisions of the Plan and this Section.

(A)         If the Company terminates the Plan resulting in a short Plan Year, and the termination is on account of an acquisition or disposition transaction described in Code Section 410(b)(6)(C), or if the termination is on account of the Company’s substantial business hardship within the meaning of Code Section 412(d), then the Plan remains an ADP Test Safe Harbor Plan provided that the Company satisfies the ADP Test Safe Harbor and/or ACP Test Safe Harbor provisions through the effective date of the Plan termination.

(B)         If the Company terminates the Plan for any reason other than as described in Section 19(b)(ii)E)(a) above, and the termination results in a short Plan Year, the Company must conduct the termination under the provisions of Section 19(b)(ii) above, except that the Company need not provide Members with the right to change their cash or deferred elections.

(c)          DEFINITIONS. For purposes of this Section 19:

(i)          “Compensation” means, except as otherwise provided in this Section 19, Compensation as defined for nondiscrimination purposes.

(ii)         “Current year testing” means for purposes of the ADP test described in Section 19(h) and the ACP test described in Section 19(i), the use of data from the testing year in determining the ADP or ADP for the Nonhighly Compensated Group.

(iii)        “Deferral contributions” are salary reduction contributions the Company contributes to the Trust on behalf of an eligible Member. For salary reduction contributions, the terms “deferral contributions” and “elective deferrals” have the same meaning.

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(iv)        “Distribution restrictions” means the Member may not receive a distribution of the restricted balances described in Section 19(k) (nor earnings on those contributions) except in the event of: (1) the Member’s death, Disability, Separation from Service (which for purposes of this Section 19(c)(iv), means as the Plan Administrator determines under applicable Revenue Service guidance, including the “same desk” rule and Revenue Ruling 2000-27 with respect to certain asset sale transactions) or attainment of age 591/2, (2) financial hardship satisfying Section 19(k)(i), (3) Plan termination, without establishment of a successor defined contribution plan (other than an ESOP), (4) a sale by a corporate Company of substantially all of the assets (within the meaning of Code §409(d)(2)) used in a trade or business of the Company, to another corporation, but only to a Member who continues employment with the corporation acquiring those assets, or (5) a sale by a corporate Company of its interest in a subsidiary (within the meaning of Code §409(d)(3)), but only to a Member who continues employment with the subsidiary. A distribution described in clauses (3), (4) or (5) must be a lump sum distribution, and otherwise must satisfy Code §401(k)(10). Notwithstanding Section 8(b)(iv), if a Member performs service in the uniformed services (as defined in Code §414(u)(12)(B)) on active duty for a period of more than 30 days, the Member will be deemed to have a severance from employment solely for purposes of eligibility for distribution of amounts not subject to Code §412. However, the Plan will not distribute such a Member’s account on account of this deemed severance unless the Member specifically elects to receive a benefit distribution hereunder. If a Member elects to receive a distribution on account of this deemed severance, then the individual may not make an Elective Deferral or employee contribution during the 6-month period beginning on the date of the distribution. If a Member would be entitled to a distribution on account of a deemed severance, and a distribution on account of another Plan provision (such as a qualified reservist distribution), then the other Plan provision will control and the 6-month suspension will not apply.

(v)         “Elective deferrals” are all salary reduction contributions which the Company contributes to the Plan at the election of an eligible Member. Any portion of a cash or deferred contribution contributed to the Trust because of the Member’s failure to make a cash election is an elective deferral. However, any portion of a cash or deferred contribution over which the Member does not have a cash election is not an elective deferral. Elective deferrals do not include amounts which have become currently available to the Member prior to the election or amounts designated as an Employee contribution at the time of deferral or contribution. Elective deferrals are 100% vested at all times. A cash or deferred arrangement (“CODA”) is an arrangement under which eligible Employees may make elective deferral elections. Such elections cannot relate to compensation that is currently available prior to the adoption or effective date of the CODA. In addition, except for occasional, bona fide administrative considerations, contributions made pursuant to such an election cannot precede the earlier of (1) the performance of services relating to the contribution and (2) when the compensation that is subject to the election would be currently available to the Employee in the absence of an election to defer. Elective Deferrals are always fully vested and nonforfeitable. The Plan shall disregard Elective Deferrals in applying the vesting provisions of the Plan to other contributions or benefits under Code Section 411(a)(2). However, the Plan shall otherwise take a Member’s Elective Deferrals into account in determining the Member’s vested benefits under the Plan.

(vi)        “Eligible Employee” means, for purposes of the ADP test described in Section 19(h), an Employee who is eligible to enter into a salary reduction agreement for all or any portion of the Plan Year, irrespective of whether he/she actually enters into such an agreement, and a Member who is eligible for an allocation of the Company’s cash or deferred contribution for the Plan Year. For purposes of the ACP test described in Section 19(i), an eligible Employee is a Member who is eligible to receive an allocation of matching contributions (or would be eligible if he/she made the type of contributions necessary to receive an allocation of matching contributions) and a Member who is eligible to make Employee contributions, irrespective of whether he/she actually makes Employee contributions. An Employee continues to be an eligible Employee during a period the Plan suspends the Employee’s right to make elective deferrals or Employee contributions following a hardship distribution.

(vii)       “Employee contributions” are nondeductible contributions made by a Member and designated, at the time of contribution, as an Employee contribution. Elective deferrals and deferral contributions are not Employee contributions.

(viii)      “Highly Compensated Employee” means an eligible Employee who satisfies the definition of Section 1(s) of the Plan.

(ix)         “Highly Compensated Group” means the group of Eligible Employees who are Highly Compensated Employees for the Plan Year.

(x)          “Matching contributions” are contributions made by the Company on account of elective deferrals under a 401(k) arrangement or an account of Employee contributions. Matching contributions also include Member forfeitures allocated on account of such elective deferrals or Employee contributions.

(xi)         “Nonelective contributions” are contributions made by the Company which are not subject to a deferral election by a Member and which are not matching contributions. Nonelective contributions are subject to the vesting schedule set forth in Section 8(d)(ii) of the Plan.

(xii)        “Nonhighly Compensated Employee” means an eligible Employee who is not a Highly Compensated Employee.

(xiii)       “Nonhighly Compensated Group” means the group of eligible Employees who are Nonhighly Compensated Employees for the Plan Year.

(xiv)       “Prior year testing” means for purposes of the ADP test described in Section 19(h) and the ACP test described in Section 19(i), the use of data from the Plan Year immediately prior to the testing year in determining the ADP or ACP for the Nonhighly Compensated Group.

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(xv)       “Qualified matching contributions” are matching contributions which are 100% Vested at all times and which are subject to the distribution restrictions described in Section 19(c)(iv). Matching contributions are not 100% Vested at all times if the Employee has a 100% Vested interest because of his/her Years of Service taken into account under a vesting schedule. Any matching contributions allocated to a Member’s qualified matching contributions Account under the Plan automatically satisfy and are subject to the definition of qualified matching contributions.

(xvi)      “Qualified nonelective contributions” are nonelective contributions which are 100% Vested at all times and which are subject to the distribution restrictions described in Section 19(c)(iv). Nonelective contributions are not 100% Vested at all times unless the Member has a 100% Vested interest because of his/her Years of Service taken into account under a vesting schedule. Any nonelective contributions allocated to a Member’s qualified nonelective contributions Account under the Plan automatically satisfy and are subject to the definition of qualified nonelective contributions.

(xvii)     “Regular matching contributions” are matching contributions which are not qualified matching contributions. Regular matching contributions are subject to the vesting schedule set forth in Section 8(d)(ii) of the plan.

(xviii)    “Safe harbor contributions” are Company nonelective contributions which the Plan Administrator applies to satisfy the ADP test safe harbor under Code §401(k)(12)(B) or (C) and which are 100% Vested at all times and subject to the distribution restrictions described in Section 19(c)(iv). Any nonelective contributions allocated to a Member’s safe harbor non-elective contributions account, automatically satisfy and are subject to the definition of safe harbor contributions.

(xix)       “Salary reduction agreement” is a written election by a Member to make salary reduction contributions as described in Section 19(b)(i).

(xx)        “Salary reduction contributions” mean Company contributions elected by a Member to be made from the Member’s Compensation pursuant to a salary reduction agreement and which the Plan Administrator must allocate to the electing Member’s Account.

(xxi)       “Testing year” means for purposes of the ADP test described in Section 19(h) and the ACP test described in Section 19(i), the Plan Year for which the ADP or ACP test is being performed.

(xxii)      “Roth 401(k) deferral” means an elective deferral which a Member has classified as made with after-tax dollars which will accumulate on a tax-free basis as long as the contributions remain in the Plan for at least five (5) years after the classification is made and of which the Member does not take a withdrawal before attaining age 59½, death or Disability.

(d)          VOLUNTARY NON-DEDUCTIBLE CONTRIBUTIONS. The Company does not currently permit a Member to make voluntary nondeductible contributions. However, prior voluntary nondeductible contributions shall be held by the Plan in a separate Voluntary Post-Tax Account.

(e)          TIMING OF CONTRIBUTIONS. The Company must make salary reduction contributions to the Trust after withholding the corresponding Compensation from the Member at the earliest date on which the contributions can reasonably be segregated from the Company’s general assets. Furthermore, the Company must make to the Trust salary reduction contributions no later than the time prescribed by the Code or ERISA. Salary reduction contributions are Company contributions for all purposes under this Plan, except to the extent the Code prohibits the use of these contributions to satisfy the qualification requirements of the Code.

(f)          ADDITIONAL ACCOUNTS. To make allocations under the Plan, the Plan Administrator may establish additional accounts for each Member, including a deferral contributions Account, a Roth 401(k) deferrals Account, a voluntary post-tax account, a safe harbor contributions Account and a Member’s rollover Account. To the extent Company Stock or Qualifying Employer Securities is purchased by Member investment direction, separate additional Company Stock accounts shall be established depending on the nature of the contributions used to purchase such Company Stock or Qualifying Employer Securities.

(i)          ALLOCATION OF ELECTIVE DEFERRALS. The Plan Administrator will allocate to each Member’s deferral contributions Account the amount of deferral contributions the Company makes to the Trust on behalf of the Member. The Plan Administrator will make this allocation as of the date the deferrals are transmitted to the Plan.

(ii)         ALLOCATION OF SAFE HARBOR CONTRIBUTIONS. The Company will allocate the safe harbor contributions to the safe harbor contributions Account of each Member pursuant to Section 4(1).

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(g)          ELECTIVE DEFERRALS. The elective deferrals shall be subject to the following limitations:

(i)          § 402(g) LIMITATION. An Employee’s elective deferrals for a calendar year may not exceed the Code §402(g) limitation (“402(g) limitation”). The 402(g) limitation is the greater of $16,500 or the adjusted amount determined by the Secretary of the Treasury. If, pursuant to a salary reduction agreement or pursuant to a cash or deferral election, the Company determines the Member’s elective deferrals to the Plan for a calendar year would exceed the 402(g) limitation, the Company will suspend the Member’s salary reduction agreement, if any, until the following January 1 and pay in cash the portion of a deferral election which would result in the Member’s Elective Deferrals for the calendar year exceeding the 402(g) limitation. If the Plan Administrator determines a Member’s Elective Deferrals already contributed to the Plan for a calendar year exceed the 402(g) limitation, the Plan Administrator will distribute the amount in excess of the 402(g) limitation (the “excess deferral”), as adjusted for allocable income under Section 19(g)(iii), no later than April 15 of the following calendar year. If the Plan Administrator distributes the excess deferral by the appropriate April 15, the excess deferral is not an Annual Addition, and the Plan Administrator may make the distribution irrespective of any other provision under this Plan or under the Code. The Plan Administrator will reduce the amount of excess deferrals for a calendar year distributable to the Employee by the amount of excess contributions (as determined in Section 19(h)), if any, previously distributed to the Member for the Plan Year beginning in that calendar year. Elective Deferrals distributed to a Member as excess Annual Additions are not taken into account under the Member’s 402(g) limitation.

(ii)         MULTIPLE PLANS. If a Member participates in another plan subject to the 402(g) limitation under which he/she makes elective deferrals under a SARSEP, elective contributions under a SIMPLE IRA or salary reduction contributions to a tax-sheltered annuity (irrespective of whether the Company maintains the other plan), the Member may provide to the Plan Administrator a written claim for excess deferrals made to the Plan for a calendar year. The Member must submit the claim no later than the March 1 following the close of the particular calendar year and the claim must specify the amount of the Member’s Elective Deferrals under this Plan which are excess deferrals. If the Plan Administrator receives a timely claim, it will distribute the excess deferral (as adjusted for allocable income) the Member has assigned to this Plan, in accordance with the distribution procedure described in Section 19(g)(i)).

(iii)        EXCESS DEFERRALS. For purposes of making a distribution of excess deferrals pursuant to this Section 19(g), allocable income means net income or net loss allocable to the excess deferrals for the calendar year (but not beyond the calendar year) in which the Member made the excess deferral, determined in a manner which is uniform, nondiscriminatory and reasonably reflective of the manner used by the Plan Administrator to allocate income to Members’ Accounts. Notwithstanding the above, effective for excess deferrals made in taxable years 2006 and later, the plan administrator must calculate allocable income for the taxable year and also for the gap period (i.e., the period after the close of the taxable year in which the excess deferral occurred and prior to the distribution); provided that the plan administrator will calculate and distribute the gap period allocable income only if the plan administrator in accordance with the Plan terms otherwise would allocate the gap period allocable income to the Member’s account.

(h)          DISTRIBUTION RESTRICTION. The Company allows hardship distributions from Elective Deferrals based on the events described in Section 19(c)(iv) of the Plan. The distribution events applicable to the Member’s deferral contributions Account (“restricted balances”) must satisfy the distribution restrictions described in Section 19(c)(iv).

(i)          HARDSHIP DISTRIBUTION. The Company allows a Member to receive a hardship distribution from his deferral contributions Account prior to the Member’s Separation from Service. A hardship distribution from the deferral contributions Account also must satisfy the requirements of this Section 19(h)(i).

(A)         The following restrictions apply to a Member who receives a hardship distribution from his/her deferral contributions Account: (a) The Member may not make elective deferrals to the Plan for the 6-month following the date of his/her hardship distribution; (b) The distribution may not exceed the amount of the Member immediate and heavy financial need (including any amounts necessary to pay for federal, state or local income taxes or penalties reasonably anticipated to result from the distribution); (c) The Member must have obtained all distributions, other than hardship distributions, and all non-taxable loans (determined at the time of the loan) currently available under this Plan and all other qualified plans maintained by the Company; and (d) The Member must limit the Elective Deferrals under this Plan and any other qualified Plan maintained by the Company, for the Member’s taxable year immediately following the taxable year of the hardship distribution, to the 402(g) limitation (as described in Section 19(g), reduced by the amount of the Member’s elective deferrals made in the taxable year of the hardship distribution, except that beginning January 1, 2002, there shall be no reduction in the maximum amount of elective deferrals that a Member may make pursuant to Section 402(g) of the Code solely because of a hardship distribution made by this Plan or any other Plan of the Company. The suspension of elective deferrals described in clause (a) also must apply to all other qualified plans and to all nonqualified plans of deferred compensation maintained by the Company, other than any mandatory employee contribution portion of a defined benefit plan, including stock option, stock purchase and other similar plans, but not including health or welfare benefit plans (other than the cash or deferred arrangement portion of a cafeteria plan). The Plan Administrator, absent actual contrary knowledge, may rely on a Member’s written representation that the distribution is on account of hardship and also satisfies clause (b). In addition, clause (c) regarding loans does not apply if the loan to the Member would increase the Member’s hardship need.

(B)         A hardship distribution may not include earnings on an Employee’s elective deferrals.

(ii)         SAFE HARBOR STANDARDS. A distribution under the Plan is hereby deemed to be on account of an immediate and heavy financial need of an Employee if the distribution is for one of the following or any other item permitted under Regulation Section 1.401(k)-1(d)(3)(iii)(B):

(1)         Expenses for (or necessary to obtain) medical care that would be deductible under Code Section 213(d) (determined without regard to whether the expenses exceed 7.5% of adjusted gross income);

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(2)         Costs directly related to the purchase of a principal residence for the Employee (excluding mortgage payments);

(3)         Payment of tuition, related educational fees, and room and board expenses, for up to the next twelve (12) months of post-secondary education for the Member, the Member’s spouse, children, or dependents (as defined in Code Section 152, and, for taxable years beginning on or after January 1, 2005, without regard to Code Section 152(b)(1), (b)(2), and (d)(1)(B));

(4)         Payments necessary to prevent the eviction of the Member from the Member’s principal residence or foreclosure on the mortgage on that residence;

(5)         Payments for burial or funeral expenses for the Member’s deceased parent, spouse, children or dependents (as defined in Code Section 152, and, for taxable years beginning on or after January 1, 2005, without regard to Code Section 152(d)(1)(B)); or

(6)         Expenses for the repair of damage to the Member’s principal residence that would qualify for the casualty deduction under Code Section 165 (determined without regard to whether the loss exceeds 10% of adjusted gross income).

(iii)        NO REDUCTION OF ELECTIVE DEFERRALS. If the Plan provides for hardship distributions upon satisfaction of the safe harbor standards set forth in Regulation Sections 1.401(k)-1(d)(3)(iii)(B) (deemed immediate and heavy financial need) and 1.401(k)-1(d)(3)(iv)(E) (deemed necessary to satisfy immediate need), then there shall be no reduction in the maximum amount of Elective Deferrals that a Member may make pursuant to Code Section 402(g) solely because of a hardship distribution made by this Plan or any other plan of the Company.

(iv)        SEPARATION FROM SERVICE. Following the Member’s Separation from Service, the distribution events applicable to the Member apply equally to all of the Member’s Accounts.

(i)          MODIFICATION OF ELECTIVE DEFERRALS. A Member may modify his or her salary reduction agreement to increase or decrease the amount of his or her compensation deferred into the Plan. Such modification may only be made prospectively to be effective on the first day of the next succeeding month. Such changes may be made as frequently as desired by the Member. A Member who desires to make such a modification shall complete, sign and file a new salary reduction agreement with the Plan Administrator.

If a Member desires to cease Elective Deferrals, the Member may do so by revoking the authorization to the Company to make Elective Deferrals on his or her behalf. A Member who desires to revoke a salary reduction agreement shall give written notice of revocation to the Plan Administrator at least thirty (30) days prior to the effective date of the revocation. If a Member who has ceased making Elective Deferrals desires to again make Elective Deferrals, the Member must complete a new salary reduction agreement that is effective no earlier than the first day of the next succeeding quarter.

(j)          CATCH-UP DEFERRALS. All Members who are eligible to make Elective Deferrals under this Plan and who have attained age 50 before the close of the plan year shall be eligible to make catch-up contributions in accordance with, and subject to the limitations of, Section 414(v) of the Code. Such catch-up contributions shall not be taken into account for purposes of the provisions of the plan implementing the required limitations of Sections 402(g) and 415 of the Code. The plan shall not be treated as failing to satisfy the provisions of the plan implementing the requirements of Section 401(k)(3), 401(k)(11), 401(k)(12), 410(b), or 416 of the Code, as applicable, by reason of the making of such catch-up contributions. Catch-up contributions shall be treated like any other Elective Deferrals for purposes of determining matching contributions under the Plan.

IN WITNESS WHEREOF, and as evidence of the adoption of this plan by the Company, it has caused the same to be signed by its officer thereunto duly authorized, and its corporate seal to be affixed thereto, this 28th day of March, 2012, to be effective as of April 1, 2012.

CAL-MAINE FOODS, INC.

By:	/s/ Adolphus B. Baker

Name: Adolphus B. Baker

Title: President

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